
                                                                      EXHIBIT 2
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                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  BY AND AMONG

                        VALUEVISION INTERNATIONAL, INC.,

                          NATIONAL MEDIA CORPORATION,

                                      AND

                               V-L HOLDINGS CORP.

                            ------------------------

                          DATED AS OF JANUARY 5, 1998

                            ------------------------

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                               TABLE OF CONTENTS

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                                                              PAGE
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ARTICLE I. THE MERGERS......................................  A-1
  SECTION 1.1. Certificate of Incorporation and Bylaws of
               Parent.......................................  A-1
  SECTION 1.2. The ValueVision Merger.......................  A-1
  SECTION 1.3. The National Media Merger....................  A-2
  SECTION 1.4. Effective Time of the Mergers................  A-2
  SECTION 1.5. Closing......................................  A-2
  SECTION 1.6. Effect of the Mergers........................  A-2
  SECTION 1.7. Articles or Certificate of Incorporation and
               Bylaws of the Surviving Corporations.........  A-3
  SECTION 1.8. Directors and Officers of the Surviving
               Corporations.................................  A-3
ARTICLE II. CONVERSION OF SECURITIES........................  A-3
  SECTION 2.1. Conversion of ValueVision Capital Stock......  A-3
  SECTION 2.2. Conversion of National Media Capital Stock...  A-4
  SECTION 2.3. Cancellation of Parent Common Stock..........  A-5
  SECTION 2.4. Exchange of Certificates.....................  A-5
  SECTION 2.5. Dissenting Shares............................  A-7
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF
             VALUEVISION....................................  A-8
  SECTION 3.1. Organization of ValueVision..................  A-8
  SECTION 3.2. ValueVision Capital Structure................  A-8
  SECTION 3.3. Authority; No Conflict; Required Filings and
               Consents.....................................  A-9
  SECTION 3.4. SEC Filings; Financial Statements............  A-10
  SECTION 3.5. No Undisclosed Liabilities...................  A-11
  SECTION 3.6. Absence of Certain Changes or Events.........  A-11
  SECTION 3.7. Taxes........................................  A-11
  SECTION 3.8. Properties...................................  A-12
  SECTION 3.9. Intellectual Property........................  A-12
  SECTION 3.10. Agreements, Contracts and Commitments.......  A-13
  SECTION 3.11. Litigation..................................  A-13
  SECTION 3.12. Environmental Matters.......................  A-13
  SECTION 3.13. Employee Benefit Plans......................  A-13
  SECTION 3.14. Compliance With Laws........................  A-15
  SECTION 3.15. Accounting and Tax Matters..................  A-15
  SECTION 3.16. Registration Statement; Joint Proxy
                Statement/Prospectus........................  A-15
  SECTION 3.17. Labor Matters...............................  A-16
  SECTION 3.18. Insurance...................................  A-16
  SECTION 3.19. Opinion of Financial Advisor................  A-16
  SECTION 3.20. No Existing Discussions.....................  A-16
  SECTION 3.21. Sections 302A.671 and 302A.673 of the MBCA
                Not Applicable..............................  A-16
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF NATIONAL
            MEDIA...........................................  A-17
  SECTION 4.1. Organization of National Media...............  A-17
  SECTION 4.2. National Media Capital Structure.............  A-17
  SECTION 4.3. Authority; No Conflict; Required Filings and
               Consents.....................................  A-18
  SECTION 4.4. SEC Filings; Financial Statements............  A-19
  SECTION 4.5. No Undisclosed Liabilities...................  A-20
  SECTION 4.6. Absence of Certain Changes or Events.........  A-20
  SECTION 4.7. Taxes........................................  A-20
  SECTION 4.8. Properties...................................  A-21

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  SECTION 4.9. Intellectual Property........................  A-21
  SECTION 4.10. Agreements, Contracts and Commitments.......  A-21
  SECTION 4.11. Litigation..................................  A-21
  SECTION 4.12. Environmental Matters.......................  A-21
  SECTION 4.13. Employee Benefit Plans......................  A-22
  SECTION 4.14. Compliance With Laws........................  A-24
  SECTION 4.15. Accounting and Tax Matters..................  A-24
  SECTION 4.16. Registration Statement; Joint Proxy
     Statement/Prospectus...................................  A-24
  SECTION 4.17. Labor Matters...............................  A-25
  SECTION 4.18. Insurance...................................  A-25
  SECTION 4.19. Opinion of Financial Advisor................  A-25
  SECTION 4.20. No Existing Discussions.....................  A-25
  SECTION 4.21. Section 203 of the DGCL and Sections 2538,
                2555, and 2564 of the Pennsylvania Business
                Corporation Law Not Applicable..............  A-25
  SECTION 4.22. National Media Rights Plan..................  A-25
ARTICLE V. COVENANTS........................................  A-26
  SECTION 5.1. Conduct of Business..........................  A-26
  SECTION 5.2. Cooperation; Notice; Cure....................  A-27
  SECTION 5.3. No Solicitation..............................  A-27
  SECTION 5.4. Joint Proxy Statement/Prospectus;
     Registration Statement.................................  A-28
  SECTION 5.5. Nasdaq Quotation and NYSE Listing............  A-29
  SECTION 5.6. Access to Information........................  A-29
  SECTION 5.7. Stockholders Meetings........................  A-29
  SECTION 5.8. Legal Conditions to Merger...................  A-29
  SECTION 5.9. Public Disclosure............................  A-30
  SECTION 5.10. Tax-Free Reorganization and Transfer........  A-30
  SECTION 5.11. Affiliate Agreements........................  A-30
  SECTION 5.12. National Listing or Nasdaq Quotation........  A-31
  SECTION 5.13. Stock Plans.................................  A-31
  SECTION 5.14. Brokers or Finders..........................  A-32
  SECTION 5.15. Indemnification.............................  A-32
  SECTION 5.16. Letter of National Media's Accountants......  A-32
  SECTION 5.17. Letter of ValueVision's Accountants.........  A-33
  SECTION 5.18. Stock Option Agreements.....................  A-33
  SECTION 5.19. Post-Merger Parent Corporate Governance.....  A-33
  SECTION 5.20. Name of Parent..............................  A-34
  SECTION 5.21. Parent Stockholder Rights Plan..............  A-34
  SECTION 5.22. The Warrants................................  A-34
  SECTION 5.23. Conveyance Taxes............................  A-34
  SECTION 5.24. Stockholder Litigation......................  A-34
  SECTION 5.25. Annual Reports for Welfare Benefit Plans....  A-35
  SECTION 5.26. Employment Agreements.......................  A-35
  SECTION 5.27. Funding Advance for Redemption Agreement....  A-35
ARTICLE VI. CONDITIONS TO MERGER............................  A-35
  SECTION 6.1. Conditions to Each Party's Obligation to
     Effect the Mergers.....................................  A-35
  SECTION 6.2. Additional Conditions to Obligations of
     ValueVision............................................  A-37
  SECTION 6.3. Additional Conditions to Obligations of
     National Media.........................................  A-37

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ARTICLE VII. TERMINATION AND AMENDMENT......................  A-38
  SECTION 7.1. Termination..................................  A-38
  SECTION 7.2. Effect of Termination........................  A-39
  SECTION 7.3. Fees and Expenses............................  A-39
  SECTION 7.4. Amendment....................................  A-41
  SECTION 7.5. Extension; Waiver............................  A-41
ARTICLE VIII. MISCELLANEOUS.................................  A-41
  SECTION 8.1. Nonsurvival of Representations, Warranties
     and Agreements.........................................  A-41
  SECTION 8.2. Notices......................................  A-41
  SECTION 8.3. Interpretation...............................  A-42
  SECTION 8.4. Counterparts.................................  A-42
  SECTION 8.5. Entire Agreement; No Third Party
     Beneficiaries..........................................  A-42
  SECTION 8.6. Governing Law................................  A-42
  SECTION 8.7. Assignment...................................  A-43
  SECTION 8.8. References to "Stockholders".................  A-43

                                    EXHIBITS

Exhibit A  --   ValueVision Stock Option Agreement
Exhibit B  --   National Media Stock Option Agreement
Exhibit C  --   Restated Certificate of Incorporation of Parent
Exhibit D  --   Amended and Restated Bylaws of Parent
Exhibit E  --   Certificate of Designations of Parent Series B Convertible
                Preferred Stock
Exhibit F  --   Form of Affiliate Agreement
Exhibit G  --   Form of Demand Note
Exhibit H  --   Form of Warrant Agreement
Exhibit I  --   Form of Registration Rights Agreement
Exhibit J  --   Form of Amendment to National Media Rights Plan
Exhibit K  --   Form of Redemption Agreement
Exhibit L  --   Form of Series B Consent Agreement
Exhibit M  --   Form of CoreStates Consent Agreement
Exhibit N  --   Form of Amendments to Hammer and Costalas Employment
                Agreements
Exhibit O  --   Form of Parent Stock Plan
Exhibit P  --   Form of Parent Rights Plan
Exhibit Q  --   Form of Subsidiary Guaranty
Exhibit R  --   Form of ValueVision Guaranty

                             TABLE OF DEFINED TERMS

                                                              CROSS REFERENCE
                           TERMS                                IN AGREEMENT
                           -----                              ---------------
Acquisition Proposal........................................  Section 5.3.(a)
Affiliate...................................................  Section 5.11.
Affiliate Agreement.........................................  Section 5.11.
Agreement...................................................  Preamble
Alternative Transaction.....................................  Section 7.3.(e)
Annual Report...............................................  Section 5.25
Bankruptcy and Equity Exception.............................  Section 3.3.(a)

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
                                                              CROSS REFERENCE
                           TERMS                                IN AGREEMENT
                           -----                              ---------------
Benefit Arrangement.........................................  Section 3.13.(a)
Certificate of Designations.................................  Section 4.2(b)
Certificates................................................  Section 2.4.(b)
Closing.....................................................  Section 1.5.
Closing Date................................................  Section 1.5.
Code........................................................  Preamble
Communications Act..........................................  Section 3.3.(c)
Confidentiality Agreement...................................  Section 5.3.(a)
CoreStates Consent Agreement................................  Section 3.3(a)
Costs.......................................................  Section 5.15.(a)
Court.......................................................  Section 6.1(m)
Current Premium.............................................  Section 5.15.(b)
DGCL........................................................  Section 1.3.
Demand Note.................................................  Section 3.3(a)
Dissenting Shares...........................................  Section 2.5.
Effective Time..............................................  Section 1.4.(c)
Employee Benefit Plan.......................................  Section 3.13.(a)
Environmental Law...........................................  Section 3.12.(b)
ERISA.......................................................  Section 3.13.(a)
ERISA Affiliate.............................................  Section 3.13.(a)
Exchange Act................................................  Section 3.3.(c)
Exchange Agent..............................................  Section 2.4.(a)
Exchange Fund...............................................  Section 2.4.(a)
FCC.........................................................  Section 3.3.(c)
FCC Consent Application.....................................  Section 5.8.(a)
Final Order.................................................  Section 6.1.(c)
Governmental Entity.........................................  Section 3.3.(c)
Hazardous Substance.........................................  Section 3.12.(c)
HSR Act.....................................................  Section 3.3.(c)
Indemnified Parties.........................................  Section 5.15.(a)
IRS.........................................................  Section 3.7.(b)
Joint Proxy Statement/Prospectus............................  Section 3.16.
Material Adverse Change.....................................  Section 3.6.
MBCA........................................................  Section 1.2.
Mergers.....................................................  Section 1.3.
Merger Sub 1................................................  Section 1.2.
Merger Sub 2................................................  Section 1.3.
National Media 10-K.........................................  Section 4.6
National Media Balance Sheet................................  Section 4.4.(b)
National Media Certificate of Merger........................  Section 1.4.(b)
National Media Common Stock.................................  Section 1.3.
National Media Convertible Preferred Stock..................  Section 4.2.(a)
National Media Director.....................................  Section 5.19.(a)
National Media Disclosure Schedule..........................  ARTICLE IV.
National Media Employee Plans...............................  Section 4.13.(a)
National Media ERISA Affiliate..............................  Section 4.13.(a)
National Media Exchange Ratio...............................  Section 2.2.(c)

                                       iv
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
                                                              CROSS REFERENCE
                           TERMS                                IN AGREEMENT
                           -----                              ---------------
National Media Material Adverse Effect......................  Section 4.1.
National Media Material Contracts...........................  Section 4.10.
National Media Merger.......................................  Section 1.3.
National Media Parachute Agreements.........................  Section 4.13(e)
National Media Rights Plan..................................  Section 4.2.(b)
National Media SEC Reports..................................  Section 4.4.(a)
National Media Stock Option.................................  Section 2.2(e)
National Media Stock Option Agreement.......................  Preamble
National Media Stock Plans..................................  Section 4.2.(a)
National Media Stockholders' Meeting........................  Section 3.16.
National Media Surviving Corporation........................  Section 1.6.
National Media Warrants.....................................  Section 4.2.(a)
NYSE........................................................  Section 5.5.
Order.......................................................  Section 5.8.(b)
Outside Date................................................  Section 7.1.(b)
Parent......................................................  Preamble
Parent Common Stock.........................................  Section 1.2.
Parent Material Adverse Effect..............................  Section 6.1.(h)
Parent Series B Convertible Preferred Stock.................  Section 2.2 (d)
Parent Stock Plan...........................................  5.13(f)
PBCL........................................................  Section 4.21
PBGC........................................................  Section 4.13.(c)
Pension Plan................................................  Section 4.13.(c)
Redemption Agreement........................................  Section 3.3(a)
Registration Rights Agreement...............................  Section 3.3(a)
Registration Statement......................................  Section 3.16.
Rule 145....................................................  Section 5.11.
SEC.........................................................  Section 3.3.(c)
Securities Act..............................................  Section 3.1(a)
Series B Convertible Preferred Stock........................  Section 4.2(a)
Series B Consent Agreement..................................  Section 3.3(a)
Series C Convertible Preferred Stock........................  Section 4.2(a)
Series C Note...............................................  Section 3.3(a)
Settlement Agreement........................................  Section 6.1(m)
Stock Option Agreements.....................................  Preamble
Subsidiary..................................................  Section 3.1.
Surviving Corporations......................................  Section 1.6.
Tax.........................................................  Section 3.7.(a)
Taxes.......................................................  Section 3.7.(a)
Third Party.................................................  Section 7.3.(e)
Transaction Documents.......................................  Section 3.3(a)
ValueVision 10-K............................................  Section 3.6
ValueVision Articles of Merger..............................  Section 1.4.(a)
ValueVision Balance Sheet...................................  Section 3.4.(b)
ValueVision Common Stock....................................  Section 1.2.
ValueVision Director........................................  Section 5.19.(a)
ValueVision Disclosure Schedule.............................  ARTICLE III.

                                        v
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
                                                              CROSS REFERENCE
                           TERMS                                IN AGREEMENT
                           -----                              ---------------
ValueVision Employee Plans..................................  Section 3.13.(a)
ValueVision ERISA Affiliate.................................  Section 3.13.(a)
ValueVision Exchange Ratio..................................  Section 2.1.(c)
ValueVision Guaranty........................................  Section 6.3(d)
ValueVision Material Adverse Effect.........................  Section 3.1.
ValueVision Material Contracts..............................  Section 3.10.
ValueVision Merger..........................................  Section 1.2.
ValueVision Parachute Agreements............................  Section 3.13(e)
ValueVision SEC Reports.....................................  Section 3.4.(a)
ValueVision Stock Option....................................  Section 2.1(d)
ValueVision Stock Option Agreement..........................  Preamble
ValueVision Stock Plans.....................................  Section 3.2.(a)
ValueVision Stockholders' Meeting...........................  Section 3.16.
ValueVision Surviving Corporation...........................  Section 1.6.
ValueVision Warrants........................................  Section 3.2.(a)
Warrants....................................................  Section 4.2.(a)
Warrant Agreement...........................................  Section 3.3(a)

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

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

     AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (the "Agreement"), dated as of January 5, 1998, by and among VALUEVISION INTERNATIONAL, INC. a Minnesota corporation ("ValueVision"), NATIONAL MEDIA CORPORATION, a Delaware corporation ("National Media"), and V-L HOLDINGS CORP., a newly-formed Delaware corporation, one-half of the issued and outstanding capital stock of which is owned by each of ValueVision and National Media ("Parent").

     WHEREAS, the Boards of Directors of ValueVision and National Media deem it advisable and in the best interests of each corporation and its respective stockholders that ValueVision and National Media combine in a "merger of equals" in order to advance the long-term business interests of ValueVision and National Media;

     WHEREAS, the combination of ValueVision and National Media shall be effected by the terms of this Agreement through (i) a merger of a wholly-owned subsidiary of Parent with and into ValueVision and (ii) a merger of another wholly-owned subsidiary of Parent with and into National Media such that ValueVision and National Media become wholly-owned subsidiaries of Parent and the stockholders of ValueVision and National Media become stockholders of Parent;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of ValueVision's and National Media's willingness to enter into this Agreement, ValueVision and National Media have entered into (i) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "ValueVision Stock Option Agreement"), pursuant to which National Media granted ValueVision an option to purchase shares of common stock of National Media under certain circumstances, and (ii) a Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit B (the "National Media Stock Option Agreement" and, together with the ValueVision Stock Option Agreement, the "Stock Option Agreements"), pursuant to which ValueVision granted National Media an option to purchase shares of common stock of ValueVision under certain circumstances;

     WHEREAS, for Federal income tax purposes, it is intended that (i) the ValueVision Merger (as defined in Section 1.2) shall qualify as a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and, taken together with the National Media Merger (as defined in Section 1.3), as a transfer of property to Parent by holders of ValueVision Common Stock (as defined in Section 1.2) described in Section 351 of the Code, and (ii) the National Media Merger shall, taken together with the ValueVision Merger, qualify as a transfer of property to Parent by holders of National Media Common Stock (as defined in Section 1.3) described in Section 351 of the Code; and

     WHEREAS, the Boards of Directors of ValueVision and National Media have approved this Agreement and each of the Transaction Documents to which its company is a party (as defined in Section 3.3).

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I.

                                  THE MERGERS

     SECTION 1.1. Certificate of Incorporation and Bylaws of Parent. The Certificate of Incorporation and Bylaws of Parent shall be amended prior to the Effective Time (as defined in Section 1.4) to be substantially in the form of Exhibit C and Exhibit D attached hereto, respectively. From the date hereof until the Effective Time, ValueVision and National Media shall consult with each other prior to causing or permitting Parent to take any action and neither shall cause or permit Parent to take any action inconsistent with the provisions of this Agreement without the written consent of the other.

     SECTION 1.2. The ValueVision Merger. ValueVision and National Media shall cause Parent to form a wholly-owned subsidiary named ValueVision Acquisition Corp. ("Merger Sub 1") under the laws of the State of Minnesota. ValueVision and National Media shall cause Parent to cause Merger Sub 1 to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the Minnesota Business Corporation Act (the "MBCA"), Merger Sub 1 will merge with and into ValueVision (the "ValueVision Merger") at the Effective Time, and each outstanding share of Common Stock, par value $.01 per share, of ValueVision ("ValueVision Common Stock") shall be converted into 1.19 shares of common stock, par value $.01 per share, of Parent (the "Parent Common Stock") (as described in Section 2.1(c)). Merger Sub 1 will be formed solely to facilitate the ValueVision Merger and will conduct no business or activity other than in connection with the ValueVision Merger.

     SECTION 1.3. The National Media Merger. ValueVision and National Media shall cause Parent to form a wholly-owned subsidiary named National Media Acquisition Corp. ("Merger Sub 2") under the laws of the State of Delaware. ValueVision and National Media shall cause Parent to cause Merger Sub 2 to execute and deliver this Agreement. Upon the terms and subject to the provisions of this Agreement, and in accordance with the Delaware General Corporation Code (the "DGCL"), Merger Sub 2 shall merge with and into National Media (the "National Media Merger" and together with the ValueVision Merger, the "Mergers") at the Effective Time, and each outstanding share of Common Stock, par value $.01 per share, of National Media ("National Media Common Stock") shall be converted into 1.00 share of Parent Common Stock (as described in Section 2.2(c)). Merger Sub 2 will be formed solely to facilitate the National Media Merger and will conduct no business or activity other than in connection with the National Media Merger.

     SECTION 1.4. Effective Time of the Mergers.

     (a) The ValueVision Merger. Subject to, and consistent with, the provisions of this Agreement, articles of merger with respect to the ValueVision Merger in such form as is required by the relevant provisions of the MBCA (the "ValueVision Articles of Merger") shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Minnesota for filing, as provided in the MBCA as early as practicable on the Closing Date (as defined in Section 1.5). The ValueVision Merger shall become effective upon the filing of the ValueVision Articles of Merger with the Secretary of State of the State of Minnesota

     (b) The National Media Merger. Subject to, and consistent with, the provisions of this Agreement, a certificate of merger (the "National Media Certificate of Merger") with respect to the National Media Merger in such form as is required by the relevant provisions of the DGCL shall be duly prepared, executed and acknowledged and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL as early as practicable on the Closing Date. The National Media Merger shall become effective upon the filing of the National Media Certificate of Merger with the Secretary of State of the State of Delaware.

     (c) The Effective Time. The time at which both Mergers have become fully effective is hereinafter referred to as the "Effective Time."

     SECTION 1.5. Closing. The closing of the Mergers (the "Closing") will take place at 11:00 a.m., Eastern Standard Time, on a date to be specified by National Media and ValueVision, which shall be no later than the third business day after satisfaction or, if permissible, waiver of the conditions set forth in
Article VI (the "Closing Date"), at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, unless another date, place or time is agreed to in writing by National Media and ValueVision.

     SECTION 1.6. Effect of the Mergers. As a result of the ValueVision Merger, the separate corporate existence of Merger Sub 1 shall cease and ValueVision shall continue as the surviving corporation (the "ValueVision Surviving Corporation"). As a result of the National Media Merger, the separate corporate existence of Merger Sub 2 shall cease and National Media shall continue as the surviving corporation (the "National Media Surviving Corporation" and together with ValueVision Surviving Corporation, the "Surviving Corporations"). Upon becoming effective, the Mergers shall have the effects set forth in the MBCA and the DGCL, as the case may be. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all properties, rights, privileges, powers and franchises of ValueVision and Merger Sub 1 shall vest in ValueVision Surviving Corporation, and all debts, liabilities and duties of ValueVision and Merger Sub 1 shall become the debts, liabilities and duties of the ValueVision Surviving Corporation and (ii) all properties, rights, privileges, powers and franchises of National Media and Merger Sub 2 shall vest in National Media Surviving Corporation, and all debts, liabilities and duties of National Media and Merger Sub 2 shall become the debts, liabilities and duties of National Media Surviving Corporation.

     SECTION 1.7. Articles or Certificate of Incorporation and Bylaws of the Surviving Corporations. At the Effective Time, (i) the Articles of Incorporation and Bylaws of ValueVision Surviving Corporation shall be the Articles of Incorporation and Bylaws, respectively, of ValueVision, as in effect immediately prior to the Effective Time, in each case until duly amended in accordance with applicable law, and (ii) the Certificate of Incorporation and Bylaws of National Media Surviving Corporation shall be the Certificate of Incorporation and Bylaws, respectively, of National Media, as in effect immediately prior to the Effective Time, in each case until duly amended in accordance with applicable law.

     SECTION 1.8. Directors and Officers of the Surviving Corporations.

     (a) ValueVision Surviving Corporation. The officers and directors of ValueVision immediately prior to the Effective Time shall be the initial officers and directors of ValueVision Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of ValueVision Surviving Corporation.

     (b) National Media Surviving Corporation. The officers and directors of National Media immediately prior to the Effective Time shall be the initial officers and directors of National Media Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of National Media Surviving Corporation.

                                  ARTICLE II.

                            CONVERSION OF SECURITIES

     SECTION 2.1. Conversion of ValueVision Capital Stock. At the Effective Time, by virtue of the ValueVision Merger and without any action on the part of any of the parties hereto or the holders of any shares of ValueVision Common Stock or capital stock of Merger Sub 1:

          (a) Capital Stock of Merger Sub 1. Each issued and outstanding share of the capital stock of Merger Sub 1 shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of ValueVision Surviving Corporation.

          (b) Cancellation of Treasury Stock and National Media-Owned Stock. All shares of ValueVision Common Stock that are owned by ValueVision or any Subsidiary (as defined in Section 3.1) of ValueVision and any shares of ValueVision Common Stock (including any options, warrants or other securities convertible into or exchangeable for such shares) owned by National Media, Merger Sub 2 or any other Subsidiary of National Media shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Exchange Ratio for ValueVision Common Stock. Subject to Section 2.4(e), each issued and outstanding share of ValueVision Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Dissenting Shares (as defined in Section 2.5)) shall be converted into the right to receive 1.19 shares (the "ValueVision Exchange Ratio") of Parent Common Stock. All such shares of ValueVision Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and an amount equal to certain dividends and distributions described in Section 2.4(c), in each case, upon the surrender of such certificate in accordance with Section 2.4 and without interest.

          (d) ValueVision Stock Options. At the Effective Time, each outstanding option to purchase shares of ValueVision Common Stock (a "ValueVision Stock Option") under the ValueVision Stock Plans (as defined in Section 3.2(a)), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such ValueVision Stock Option the same number of shares of Parent Common Stock as the holder of such ValueVision Stock Option would have been entitled to receive pursuant to the ValueVision Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of ValueVision Common Stock purchasable pursuant to such ValueVision Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such ValueVision Stock Option in accordance with the foregoing.

          (e) ValueVision Warrants. At the Effective Time, each ValueVision Warrant (as defined in Section 3.2(a)) shall thereafter solely represent the right to acquire, on the terms and conditions as are currently applicable under the ValueVision Warrants, the same number of shares of Parent Common Stock as a holder of the ValueVision Warrants would have been entitled to receive pursuant to the ValueVision Merger had such holder exercised such ValueVision Warrants in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at the price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of ValueVision Common Stock purchasable pursuant to the ValueVision Warrants immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to the ValueVision Warrants in accordance with the foregoing.

     SECTION 2.2. Conversion of National Media Capital Stock. At the Effective Time, by virtue of the National Media Merger and without any action on the part of any of the parties hereto or the holders of any shares of National Media Common Stock or capital stock of Merger Sub 2:

          (a) Capital Stock of Merger Sub 2. Each issued and outstanding share of the capital stock of Merger Sub 2 shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of National Media Surviving Corporation.

          (b) Cancellation of Treasury Stock and ValueVision-Owned Stock. All shares of National Media Common Stock that are owned by National Media or any Subsidiary of National Media (including treasury stock) and any shares of National Media Common Stock (including any options, warrants or other securities convertible into or exchangeable for such shares) owned by ValueVision, Merger Sub 1 or any other Subsidiary of ValueVision shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

          (c) Exchange Ratio for National Media Common Stock. Subject to Section 2.4(e), each issued and outstanding share of National Media Common Stock (including the rights associated with the Series A Junior Participating Preferred Stock issued pursuant to the National Media Rights Plan (as defined in Section 4.2(b)) (other than shares to be canceled in accordance with Section 2.2(b)) shall be converted into the right to receive 1.00 share (the "National Media Exchange Ratio") of Parent Common Stock. All such shares of National Media Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and an amount equal to certain dividends and distributions described in Section 2.4(c), in each case, upon the surrender of such certificate in accordance with Section 2.4 and without interest.

          (d) Exchange Ratio for Series B Convertible Stock. Each issued and outstanding share of Series B Convertible Preferred Stock (as defined in
     Section 4.2(a)) shall be converted into the right to receive 1.00 share of Parent Series B Convertible Preferred Stock, par value $.01 per share (the "Parent Series B Convertible Preferred Stock"), with the designations, preferences and rights set forth in the Certificate of Designations of the Parent Series B Convertible Preferred Stock in the form attached hereto as

     Exhibit E. All such shares of Series B Convertible Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Series B Convertible Preferred Stock upon the surrender of such certificate in accordance with procedures to be established by Parent and without interest.

          (e) National Media Stock Options. At the Effective Time, each outstanding option to purchase shares of National Media Common Stock (a "National Media Stock Option") under the National Media Stock Plans (as defined in Section 4.2(a)), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such National Media Stock Option the same number of shares of Parent Common Stock as the holder of such National Media Stock Option would have been entitled to receive pursuant to the National Media Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of National Media Common Stock purchasable pursuant to such National Media Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such National Media Stock Option in accordance with the foregoing.

          (f) National Media Warrants. At the Effective Time, each National Media Warrant (as defined in Section 4.2(a)) shall thereafter solely represent the right to acquire, on the terms and conditions as are currently applicable under the National Media Warrants, the same number of shares of Parent Common Stock as a holder of the National Media Warrants would have been entitled to receive pursuant to the National Media Merger had such holder exercised such National Media Warrants in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at the price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of National Media Common Stock purchasable pursuant to the National Media Warrants immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to the National Media Warrants in accordance with the foregoing.

     SECTION 2.3. Cancellation of Parent Common Stock. At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of ValueVision, National Media or Parent, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled, and no consideration shall be delivered in exchange therefor.

     SECTION 2.4. Exchange of Certificates. The procedures for exchanging shares of ValueVision Common Stock and National Media Common Stock for Parent Common Stock outstanding immediately prior to the Effective Time pursuant to the Mergers are as follows:

          (a) Exchange Agent. As of the Effective Time, Parent shall deposit with a bank or trust company designated by National Media and ValueVision (the "Exchange Agent"), for the benefit of the holders of shares of ValueVision Common Stock outstanding immediately prior to the effective time and the holders of shares of National Media Common Stock outstanding immediately prior to the Effective Time, for exchange in accordance with this Section 2.4, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Sections 2.1 and 2.2 in exchange for outstanding shares of ValueVision Common Stock and National Media Common Stock, respectively (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of ValueVision Common Stock or National Media Common Stock (including the Series A Junior Participating Preferred Stock associated with the National Media Common Stock and issued pursuant to the National Media Rights Plan) (the "Certificates") whose shares were converted pursuant to Section 2.1 or Section 2.2 into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as ValueVision and National Media may reasonably specify), and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of ValueVision Common Stock or National Media Common Stock prior to the Effective Time which is not registered in the transfer records of ValueVision or National Media, respectively, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such ValueVision Common Stock or National Media Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Immediately after the Effective Time, each outstanding Certificate which theretofore represented shares of ValueVision Common Stock or National Media Common Stock shall represent only the right to receive the shares of Parent Common Stock pursuant to the terms hereof and shall not be deemed to evidence ownership of the number of shares of Parent Common Stock into which such shares of ValueVision Common Stock or National Media Common Stock would be or were, as the case may be, converted into the right to receive until the Certificate therefor shall have been surrendered in accordance with this Section 2.4.

          (c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock the holder thereof is entitled to receive in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (d) No Further Ownership Rights in ValueVision Common Stock and National Media Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to subsection (c) or (e) of this Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of ValueVision Common Stock or National Media Common Stock theretofore represented by such Certificates, subject, however, to the applicable Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by ValueVision on such shares of ValueVision Common Stock or by National Media on such shares of National Media Common Stock, as the case may be, in accordance with the terms of this Agreement (to the extent permitted under Section 5.1) prior to the date hereof and which remain unpaid at the Effective Time, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the ValueVision Surviving Corporation or the National Media Surviving Corporation, as the case may be, of the shares of ValueVision Common Stock or National Media Common Stock, respectively, which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to one of the Surviving Corporations or Parent for any reason, such Certificates shall be canceled and exchanged as provided in this Section 2.4.

          (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of ValueVision Common Stock or shares of National Media Common Stock outstanding immediately prior to the Effective Time exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the per share sales price of Parent Common Stock (as reported by the national securities exchange or market on which such Parent Common Stock is traded or quoted) on the first day of trading of Parent Common Stock on such exchange or market after the Effective Time.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former stockholders of ValueVision or National Media on the 180th day after the Effective Time shall be delivered to Parent upon demand, and any former stockholder of ValueVision or National Media who has not previously complied with this Section 2.4 shall thereafter look only to Parent for payment of such stockholder's claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (g) No Liability. None of ValueVision, National Media or Parent shall be liable to any holder of shares of ValueVision Common Stock or National Media Common Stock, as the case may be, for any shares of Parent Common Stock (or cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) Withholding Rights. Parent and each of the Surviving Corporations shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of ValueVision Common Stock or National Media Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or one of the Surviving Corporations, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of ValueVision Common Stock or National Media Common Stock, as the case may be, in respect of which such deduction and withholding was made.

          (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or one of the Surviving Corporations, the posting by such person of a bond in such reasonable amount as Parent or such Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Parent Common Stock, any cash in lieu of fractional shares, and any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

          (j) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section 5.11) of ValueVision or National Media shall not be exchanged until Parent has received an Affiliate Agreement (as defined in Section 5.11) substantially in the form of Exhibit F attached hereto from such Affiliate.

     SECTION 2.5. Dissenting Shares. Any ValueVision Common Stock held by a holder who dissents from the ValueVision Merger and becomes entitled to obtain payment for the value of such ValueVision Common Stock pursuant to the applicable provisions of Minnesota law shall be herein called "Dissenting Shares." Any Dissenting Share shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall not be converted into Parent Common Stock; provided, however, that ValueVision Common Stock held by a dissenting shareholder who subsequently withdraws a demand for payment, fails to comply fully with the requirements of Minnesota law, or otherwise fails to establish the right of such shareholder to be paid the value of such shareholder's shares under Minnesota law shall be deemed to be have been converted into Parent Common Stock pursuant to the terms and conditions referred to above.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF VALUEVISION

     ValueVision represents and warrants to National Media that the statements contained in this Article III are true and correct except as set forth herein and in the disclosure schedules delivered by ValueVision to National Media on or before the date of this Agreement (the "ValueVision Disclosure Schedule"). The ValueVision Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify other paragraphs in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     SECTION 3.1. Organization of ValueVision. Each of ValueVision and ValueVision's Material Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of ValueVision and its Subsidiaries, taken as a whole (a "ValueVision Material Adverse Effect"). Except as set forth in the ValueVision SEC Reports (as defined in Section 3.4) filed prior to the date hereof or on the ValueVision Disclosure Schedule, neither ValueVision nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in ValueVision or in one or more of its Subsidiaries) any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by ValueVision and comprising less than five percent (5%) of the outstanding stock of such company. A true, correct and complete copy of the Articles of Incorporation and Bylaws of ValueVision and each of ValueVision's Material Subsidiaries (as defined below) has been delivered to National Media. As used in this Agreement, the word "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. "ValueVision's Material Subsidiaries" shall mean those Subsidiaries of ValueVision set forth on the ValueVision Disclosure Schedule, which Subsidiaries constitute all of ValueVision's "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act").

     SECTION 3.2. ValueVision Capital Structure.

     (a) The authorized capital stock of ValueVision consists of 100,000,000 shares of undesignated capital stock. As of the date hereof, (i) 28,035,778 shares of ValueVision Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable and (ii) no shares of ValueVision Common Stock were held in the treasury of ValueVision or by Subsidiaries of ValueVision. The ValueVision Disclosure Schedule shows the number of shares of ValueVision Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the "ValueVision Stock Plans"), and the entities or persons to whom such options were granted. The ValueVision

Disclosure Schedule also shows the agreements under which the warrants to purchase an aggregate of 4,242,143 shares of ValueVision Common Stock granted and outstanding as of the date hereof (collectively, the "ValueVision Warrants") were issued and to whom such warrants were issued. As of the date hereof, no other shares of capital stock are issued and outstanding. All shares of ValueVision Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. Except as set forth on the ValueVision Disclosure Schedule, there are no obligations, contingent or otherwise, of ValueVision or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of ValueVision Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each of ValueVision's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by ValueVision or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in ValueVision's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 3.2 or as reserved for future grants of options under the ValueVision Stock Plans or the National Media Stock Option Agreement, (i) there are no equity securities of any class of ValueVision or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which ValueVision or any of its Subsidiaries is a party or by which it is bound obligating ValueVision or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of ValueVision or any of its Subsidiaries or obligating ValueVision or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of ValueVision, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of ValueVision.

     SECTION 3.3. Authority; No Conflict; Required Filings and Consents.

     (a) ValueVision has all requisite corporate power and authority to enter into this Agreement and each of the Transaction Documents (as defined below) to which it is a party and to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party by ValueVision have been duly authorized by all necessary corporate action on the part of ValueVision, subject only to the approval and adoption of this Agreement by ValueVision's stockholders under the MBCA. This Agreement and each of the Transaction Documents to which it is a party have been duly executed and delivered by ValueVision and constitute the valid and binding obligations of ValueVision, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles (the "Bankruptcy and Equity Exception"). "Transaction Documents" means the Stock Option Agreements, the $10 million Promissory Demand Note by National Media for the benefit of ValueVision in the form of Exhibit G attached hereto (the "Demand Note"), the promissory demand note by National Media for the benefit of ValueVision which will be substantially in the form of the Demand Note and which will evidence the loan from ValueVision to National Media to fund the redemption under the Redemption Agreement (as defined below) (the "Series C Note"), the Warrant Agreement between National Media and ValueVision in the form of Exhibit H attached hereto (the "Warrant Agreement"), the Registration Rights Agreement between National Media and ValueVision in the form of Exhibit I attached hereto (the "Registration Rights Agreement"), the Amendment to the National Media Rights Plan (as defined in Section 4.2(b)) in the form of Exhibit J attached hereto, the Redemption and Consent Agreement between National Media and the holders of the Series C Convertible Preferred Stock in the form of Exhibit K attached hereto (the "Redemption Agreement"), the Series B Consent Agreement between National Media and holders of at least 60% of the outstanding shares of the Series B Convertible Preferred Stock in the form of Exhibit L attached hereto (the "Series B Consent Agreement"), the Consent, Waiver and Amendment between CoreStates Bank, N.A. ("CoreStates") and National Media and certain of its Subsidiaries in the form of Exhibit M attached hereto (the "Corestates Consent Agreement") and the Amendments to the Hammer and Costalas Employment Agreements in the forms of Exhibit N attached hereto, each dated as of the date hereof.

     (b) Except as set forth on the ValueVision Disclosure Schedule, the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party by ValueVision does not, and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or Bylaws of ValueVision or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which ValueVision or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ValueVision or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a ValueVision Material Adverse Effect.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to ValueVision or any of its Subsidiaries in connection with the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), (ii) the filing of an Articles of Merger with respect to the ValueVision Merger with the Minnesota Secretary of State, (iii) the filing of the Joint Proxy Statement/Prospectus (as defined in Section 3.16 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) applicable approvals of the Federal Communications Commission (the "FCC") pursuant to the Communications Act of 1934, as amended, and any regulations promulgated thereunder (the "Communications Act"), (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or foreign securities laws, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a ValueVision Material Adverse Effect.

     SECTION 3.4. SEC Filings; Financial Statements.

     (a) ValueVision has filed and made available to National Media all forms, reports and documents filed or required to be filed by ValueVision with the SEC since January 1, 1995 (collectively, the "ValueVision SEC Reports"). Except as set forth on the ValueVision Disclosure Schedule, the ValueVision SEC Reports
(i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and
(ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such ValueVision SEC Reports or necessary in order to make the statements in such ValueVision SEC Reports, in the light of the circumstances under which they were made, not misleading. None of ValueVision's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the ValueVision SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange
Act) and fairly presented in all material respects the consolidated financial position of ValueVision and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of ValueVision as of January 31, 1997 is referred to herein as the "ValueVision Balance Sheet."

     SECTION 3.5. No Undisclosed Liabilities. Except as set forth on the ValueVision Disclosure Schedule, and except as disclosed in the ValueVision SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since January 31, 1997 in the ordinary course of business consistent with past practices, ValueVision and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a ValueVision Material Adverse Effect.

     SECTION 3.6. Absence of Certain Changes or Events. Except as disclosed in the ValueVision SEC Reports filed prior to the date hereof or on the ValueVision Disclosure Schedule, since the date of the ValueVision Balance Sheet, ValueVision and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any material adverse change in the financial condition, results of operations, business or properties (a "Material Adverse Change") of ValueVision and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in the ValueVision 10-K for the fiscal year ended January 31, 1997 (the "ValueVision 10-K") in which ValueVision competes), or any development or combination of developments of which the management of ValueVision is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a ValueVision Material Adverse Effect (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in the ValueVision 10-K) in which ValueVision competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to ValueVision or any of its Subsidiaries having a ValueVision Material Adverse Effect; (iii) any material change by ValueVision or its Subsidiaries in their respective accounting methods, principles or practices to which National Media has not previously consented in writing; (iv) any revaluation by ValueVision or its Subsidiaries of any of their respective assets having a ValueVision Material Adverse Effect; or (v) any other action or event that would have required the consent of National Media pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or is reasonably likely to have a ValueVision Material Adverse Effect.

     SECTION 3.7.  Taxes.

     (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg.
sec. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity.

     (b) ValueVision and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to have a ValueVision Material Adverse Effect. There are no audits known by ValueVision to be pending or contemplated with respect to ValueVision's tax returns. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of ValueVision, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a ValueVision Material Adverse Effect. ValueVision and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to have a ValueVision Material Adverse Effect. Neither ValueVision nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such elections that are not reasonably likely, individually or in the aggregate, to have a ValueVision Material Adverse Effect. There are no liens for Taxes upon the assets of ValueVision or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to have a ValueVision Material Adverse Effect. No extension of a statute of limitations relating to any Taxes is in effect with respect to ValueVision and its Subsidiaries.

     (c) Neither ValueVision nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after February 1, 1991, other than a group the common parent of which was ValueVision or any Subsidiary of ValueVision.

     (d) Neither ValueVision nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. sec. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to have a ValueVision Material Adverse Effect.

     (e) Neither ValueVision nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     SECTION 3.8.  Properties.

     (a) Neither ValueVision nor any of its Subsidiaries is in default under any of their respective leases for real property, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a ValueVision Material Adverse Effect.

     (b) Except as set forth on the ValueVision Disclosure Schedule, with respect to each item of real property that ValueVision or any of its Subsidiaries owns, except for such matters that, individually or in the aggregate, are not reasonably likely to have a ValueVision Material Adverse
Effect: (i) ValueVision or the identified Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any lien, encumbrance, security interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or occupancy of such property; and (ii) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

     SECTION 3.9. Intellectual Property. Each of ValueVision and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of each of ValueVision and its Subsidiaries as currently conducted, subject to such exceptions that would not be reasonably likely to have a ValueVision Material Adverse Effect. Neither ValueVision nor any of its Subsidiaries has any knowledge of any assertion or claim challenging the validity of any of such intellectual property, except such assertions or claims that, individually or in the aggregate, are not reasonably likely to have a ValueVision Material Adverse Effect.

     SECTION 3.10. Agreements, Contracts and Commitments. Neither ValueVision nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed or required to be filed as an exhibit to the ValueVision SEC Reports ("ValueVision Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a ValueVision Material Adverse Effect. Each ValueVision Material Contract that has not expired by its terms is in full force and effect.

     SECTION 3.11. Litigation. Except as described in the ValueVision SEC Reports filed prior to the date hereof or except as set forth on the ValueVision Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against ValueVision or any of its Subsidiaries pending or as to which ValueVision or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a ValueVision Material Adverse Effect or a material adverse effect on the ability of ValueVision to consummate the transactions contemplated by this Agreement.

     SECTION 3.12.  Environmental Matters.

     (a) To the knowledge of ValueVision and its Subsidiaries, except as disclosed in the ValueVision SEC Reports filed prior to the date hereof or on the ValueVision Disclosure Schedule and except for such matters that, individually or in the aggregate, are not reasonably likely to have a ValueVision Material Adverse Effect: (i) ValueVision and its Subsidiaries are in material compliance with all applicable Environmental Laws (as defined in Section 3.12(b)); (ii) the properties currently owned or operated by ValueVision and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.12(c)); (iii) the properties formerly owned or operated by ValueVision or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by ValueVision or any of its Subsidiaries; (iv) neither ValueVision nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither ValueVision nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance;
(vi) neither ValueVision nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that ValueVision or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither ValueVision nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving ValueVision or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of ValueVision pursuant to any Environmental Law.

     (b) As used in this Agreement, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     (c) As used in this Agreement, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

     SECTION 3.13. Employee Benefit Plans.

     (a) ValueVision has listed on the ValueVision Disclosure Schedule all employee benefit plans ("Employee Benefit Plans"), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material benefit arrangements that are not Employee Benefit Plans, including, but not limited to any employment or consulting agreement, any arrangement providing insurance benefits, any incentive bonus or deferred bonus arrangement, any arrangement providing termination allowance, severance or similar benefits, any equity compensation plan, any deferred compensation plan, and any compensation policy or practice ("Benefit Arrangements"), (i) which are maintained, contributed to or required to be contributed to by ValueVision or any entity that, together with ValueVision as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code ("ValueVision ERISA Affiliate") or under which ValueVision or any ValueVision ERISA Affiliate may incur any liability, and (ii) which cover the employees, former employees, directors or former directors of ValueVision or any ValueVision ERISA Affiliate ("ValueVision Employee Plans").

     (b) A true and complete copy of each written ValueVision Employee Plan that covers employees or former employees of ValueVision or any Subsidiary of ValueVision, including, if applicable, each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such ValueVision Employee Plan, has been delivered to National Media. In addition, with respect to each such ValueVision Employee Plan to the extent applicable, ValueVision has delivered to National Media the most recently filed Federal Forms 5500, the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, the most recent actuarial report or valuation, if applicable, and all material employee communications with respect to each such ValueVision Employee Plan.

     (c) Except as set forth on the ValueVision Disclosure Schedule:

          (i) neither ValueVision nor any ValueVision ERISA Affiliate sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan regulated under Title IV of ERISA, including any "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA;

          (ii) neither ValueVision nor any ValueVision ERISA Affiliate sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of ValueVision or any ValueVision ERISA Affiliate, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code;

          (iii) all ValueVision Employee Plans that cover or have covered employees or former employees of ValueVision have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and ValueVision and the ValueVision ERISA Affiliates have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the ValueVision Employee Plans;

          (iv) each ValueVision Employee Plan that covers or has covered employees or former employees of ValueVision and is intended to qualify under Section 401(a) of the Code and each trust established pursuant to each such ValueVision Employee Plan that is intended to qualify under
     Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to National Media, and, to ValueVision's knowledge, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such ValueVision Employee Plan;

          (v) ValueVision and the ValueVision ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each ValueVision Employee Plan and applicable law or required to be paid as expenses under such ValueVision Employee Plan; and

          (vi) other than claims for benefits in the ordinary course, there is no claim, suit, action, dispute, arbitration or legal, administrative or other proceeding or governmental investigation or audit pending, or, to the knowledge of ValueVision, threatened, alleging any breach of the terms of any ValueVision

     Employee Plan or of any fiduciary duty thereunder or violation of any applicable law with respect to any such ValueVision Employee Plan.

     (d) With respect to the ValueVision Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of ValueVision, there exists no condition or set of circumstances in connection with which ValueVision could be subject to any liability that is reasonably likely to have a ValueVision Material Adverse Effect under ERISA, the Code or any other applicable law.

     (e) Except as set forth on the ValueVision Disclosure Schedule and except as disclosed in the ValueVision SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither ValueVision nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of ValueVision or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ValueVision of the nature contemplated by this Agreement, (ii) agreement with any officer of ValueVision providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. None of the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereunder or thereunder will trigger any "change of control" or similar provisions resulting in the acceleration of benefits or compensation with respect to any agreements with any officer or other key employee of ValueVision or any of its Subsidiaries except for such applicable agreements as set forth on the ValueVision Disclosure Schedule (the "ValueVision Parachute Agreements"). The aggregate amounts payable under the ValueVision Parachute Agreements as a result of the transactions contemplated by this Agreement and each of the Transaction Documents will not exceed $0.

     SECTION 3.14. Compliance With Laws. Each of ValueVision and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a ValueVision Material Adverse Effect.

     SECTION 3.15. Accounting and Tax Matters.

     (a) To the knowledge of ValueVision and its Subsidiaries, after consulting with its independent auditors, neither ValueVision nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would prevent the ValueVision Merger from constituting a transaction qualifying as a reorganization under Section 368 of the Code or the Mergers from constituting transactions qualifying as transfers under Section 351 of the Code.

     (b) To the knowledge of ValueVision and its Subsidiaries, the stockholders of ValueVision have no present plan, intention or arrangement to sell or otherwise dispose of any of the Parent Common Stock received in the ValueVision Merger that would cause the ValueVision Merger to fail to qualify as a reorganization under Section 368 of the Code or the Mergers to fail to qualify as transfers under Section 351 of the Code.

     SECTION 3.16. Registration Statement; Joint Proxy Statement/Prospectus. The information to be supplied by ValueVision or its Subsidiaries or about ValueVision or its Subsidiaries by ValueVision's agents for inclusion in the registration statement on Form S-4 pursuant to which shares of Parent Common Stock issued in the Mergers will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied by ValueVision or its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of National Media and ValueVision in connection with the meeting of ValueVision' stockholders (the "ValueVision Stockholders' Meeting") and the meeting of National Media's stockholders (the "National Media Stockholders' Meeting") to consider this Agreement and the Mergers (the "Joint Proxy Statement/Prospectus") shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of ValueVision or National Media, at the time of the ValueVision Stockholders' Meeting and the National Media Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the ValueVision Stockholders' Meeting or the National Media Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to ValueVision or any of its Affiliates, officers or directors should be discovered by ValueVision which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, ValueVision shall promptly inform National Media.

     SECTION 3.17. Labor Matters. Except as disclosed in the ValueVision SEC Reports filed prior to the date hereof, neither ValueVision nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is ValueVision or any of its Subsidiaries the subject of any material proceeding asserting that ValueVision or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of ValueVision, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving ValueVision or any of its Subsidiaries.

     SECTION 3.18. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by ValueVision or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of ValueVision and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a ValueVision Material Adverse Effect.

     SECTION 3.19. Opinion of Financial Advisor. The financial advisor of ValueVision, Bear Stearns & Co., has delivered to ValueVision an opinion dated the date of this Agreement to the effect that the ValueVision Exchange Ratio is fair to the holders of ValueVision Common Stock from a financial point of view.

     SECTION 3.20. No Existing Discussions. As of the date hereof, neither ValueVision nor any of its Affiliates is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 5.3).

     SECTION 3.21. Sections 302A.671 and 302A.673 of the MBCA Not
Applicable. The Board of Directors of ValueVision has taken all actions necessary under the MBCA, including approving the transactions contemplated by the Agreement and each of the Transaction Documents to which it is a party, to ensure that Section 302A.673 of the MBCA applicable to a "business combination" does not, and will not, apply to the transactions contemplated hereunder and thereunder. The restrictions contained in Section 302A.671 of the MBCA applicable to "control share acquisitions" will not apply to the authorization, execution, delivery and performance of this Agreement or each of the Transaction Documents by ValueVision to which it is a party or the consummation of the ValueVision Merger by ValueVision. No other "fair price," "moratorium," or other similar anti-takeover statute or regulation is applicable to ValueVision or (by reason of ValueVision's participation therein) the ValueVision Merger or the other transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

                                  ARTICLE IV.

                REPRESENTATIONS AND WARRANTIES OF NATIONAL MEDIA

     National Media represents and warrants to ValueVision that the statements contained in this Article IV are true and correct, except as set forth on the disclosure schedules delivered by National Media to ValueVision on or before the date of this Agreement (the "National Media Disclosure Schedule"). The National Media Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

     SECTION 4.1. Organization of National Media. Each of National Media and National Media's Material Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, properties, financial condition or results of operations of National Media and its Subsidiaries, taken as a whole (a "National Media Material Adverse Effect"). Except as set forth on the National Media Disclosure Schedule or in the National Media SEC Reports (as defined in Section 4.4) filed prior to the date hereof, neither National Media nor any of its Subsidiaries directly or indirectly owns (other than ownership interests in National Media or in one or more of its Subsidiaries) any equity or similar interest in, or any interest that is mandatorily convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by National Media and comprising less than five percent (5%) of the outstanding stock of such company. A true, correct and complete copy of the Certificate of Incorporation and other similar organizational documents of National Media and each of National Media's Material Subsidiaries (as defined below) has been delivered to ValueVision. "National Media's Material Subsidiaries" shall mean those subsidiaries of National Media set forth on the National Media Disclosure Schedule, which Subsidiaries constitute all of National Media's "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X under the Securities Act.

     SECTION 4.2. National Media Capital Structure.

     (a) The authorized capital stock of National Media consists of 75,000,000 shares of Common Stock, $.01 par value, and 10,000,000 shares of Preferred Stock, $.01 par value. As of the date hereof, (i) 25,507,436 shares of National Media Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and (ii) 705,280 shares of National Media Common Stock were held in the treasury of National Media or by Subsidiaries of National Media. The National Media Disclosure Schedule shows the number of shares of National Media Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date hereof, the plans under which such options were granted and award agreements pursuant to which "non-plan" options were granted (collectively, the "National Media Stock Plans"), and the entities or persons to whom such options were granted. The National Media Disclosure Schedule also shows the agreements under which the warrants to purchase an aggregate of 7,093,413 shares of National Media Common Stock granted and outstanding as of the date hereof (the "National Media Warrants," and together with the ValueVision Warrants, the "Warrants") were issued and to whom such warrants were granted. As of the date hereof, an aggregate number of 86,250 shares of Series B Convertible Preferred Stock, par value $.01 per share, of National Media, which are currently convertible into 862,500 shares of National Media Common Stock and which are currently entitled to vote on all matters submitted to the stockholders of National Media (with the exception of the election of directors) on an "as converted" basis (the "Series B Convertible Preferred Stock") and 20,000 shares of Series C Convertible Preferred Stock, par value $.01 per share, of National Media which are currently convertible into 3,300,330 (the quotient of $20 million divided by $6.06) shares of National Media Common Stock, plus the number of shares of National Media Common Stock equal to the quotient of the Accrued Premium (as defined in the Certificate of Designations (as defined below)) divided by $6.06 (the "Series C Convertible Preferred Stock" and, together with the Series B Convertible Preferred Stock the "National Media Convertible Preferred Stock") are issued and outstanding. All shares of National Media Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. Except as set forth on the National Media Disclosure Schedule, there are no obligations, contingent or otherwise, of National Media or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of National Media Common Stock or the capital stock of any Subsidiary or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of bank obligations of Subsidiaries entered into in the ordinary course of business. Except as set forth on the National Media Disclosure Schedule, all of the outstanding shares of capital stock of each of National Media's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are beneficially owned by National Media or another Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in National Media's voting rights, charges or other encumbrances of any nature.

     (b) Except as set forth in this Section 4.2 or as reserved for future grants of options under the National Media Stock Plans or the ValueVision Stock Option Agreement, and except for the Series A Junior Participating Preferred Stock issued and issuable under the Rights Agreement dated as of January 3, 1994 between National Media and Mellon Securities Trust Company, as amended (the "National Media Rights Plan") or as disclosed on the National Media Disclosure Schedule, (i) there are no equity securities of any class of National Media or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding; (ii) except as set forth in the Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock (the "Certificate of Designations") and the Registration Rights Agreement dated as of September 4, 1997 among National Media and the holders of the Series C Convertible Preferred Stock, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which National Media or any of its Subsidiaries is a party or by which it is bound obligating National Media or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of National Media or any of its Subsidiaries or obligating National Media or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement; and (iii) to the best knowledge of National Media, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of National Media.

     SECTION 4.3. Authority; No Conflict; Required Filings and Consents.

     (a) National Media has all requisite corporate power and authority to enter into this Agreement and each of the Transaction Documents to which it is a party and to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each of the Transactions Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party by National Media have been duly authorized by all necessary corporate action on the part of National Media, subject only to the approval and adoption of this Agreement by National Media's stockholders under the DGCL. This Agreement and each of the Transaction Documents to which it is a party have been duly executed and delivered by National Media and constitute the valid and binding obligations of National Media, enforceable in accordance with their terms, subject to the Bankruptcy and Equity Exception.

     (b) Except as set forth on the National Media Disclosure Schedule, the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party by National Media does not, and the consummation of the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of National Media or any of its Subsidiaries, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which National Media or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (including the Series C Convertible Preferred Stock), or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to National Media or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a National Media Material Adverse Effect. The Redemption Agreement pursuant to which holders of the outstanding shares of Series C Convertible Preferred Stock consent to the authorization, execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder, is being entered into concurrently with the execution of this Agreement and a form is attached hereto as Exhibit K. The Series B Consent Agreement pursuant to which holders of the outstanding shares of National Media Series B Convertible Preferred Stock consent to the authorization, execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder, is being entered into concurrently with the execution of this Agreement and a form is attached hereto as Exhibit L. The CoreStates Consent Agreement pursuant to which CoreStates consents to the authorization, execution and delivery of this Agreement and each of the Transaction Documents and the consummation of the transactions contemplated hereunder and thereunder, is being entered into concurrently with the execution of this Agreement and a form is attached hereto as Exhibit M.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to National Media or any of its Subsidiaries in connection with the execution and delivery of this Agreement and each of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of a Certificate of Merger with respect to the National Media Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement/Prospectus with the SEC in accordance with the Exchange Act, (iv) applicable approvals of the FCC pursuant to the Communications Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state or foreign securities laws, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a National Media Material Adverse Effect.

     SECTION 4.4. SEC Filings; Financial Statements.

     (a) National Media has filed and made available to ValueVision all forms, reports and documents filed or required to be filed by National Media with the SEC since January 1, 1995 (collectively, the "National Media SEC Reports"). The National Media SEC Reports (i) except as set forth on the National Media Disclosure Schedule, at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such National Media SEC Reports or necessary in order to make the statements in such National Media SEC Reports, in the light of the circumstances under which they were made, not misleading. None of National Media's Subsidiaries is required to file any forms, reports or other documents with the SEC.

     (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the National Media SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, in conformity with the requirements of Form 10-Q under the Exchange Act) and fairly presented in all material respects the consolidated financial position of National Media and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The audited balance sheet of National Media as of March 31, 1997 is referred to herein as the "National Media Balance Sheet."

     SECTION 4.5. No Undisclosed Liabilities. Except as disclosed in the National Media SEC Reports filed prior to the date hereof or on the National Media Disclosure Schedule, and except for normal or recurring liabilities incurred since March 31, 1997 in the ordinary course of business consistent with past practices, National Media and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a National Media Material Adverse Effect.

     SECTION 4.6. Absence of Certain Changes or Events. Except as disclosed in the National Media SEC Reports filed prior to the date hereof or on the National Media Disclosure Schedule, since the date of the National Media Balance Sheet, National Media and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any Material Adverse Change in National Media and its Subsidiaries, taken as a whole (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in National Media's Form 10-K for the fiscal year ended March 31, 1997 (the "National Media 10-K") in which National Media competes) or any development or combination of developments of which the management of National Media is aware that, individually or in the aggregate, has had, or is reasonably likely to have, a National Media Material Adverse Effect (other than changes that are the effect or result of economic factors affecting the economy as a whole or the industry (as described in the National Media 10-K) in which National Media competes); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to National Media or any of its Subsidiaries having a National Media Material Adverse Effect; (iii) any material change by National Media or its Subsidiaries in their respective accounting methods, principles or practices to which ValueVision has not previously consented in writing; (iv) any revaluation by National Media or its Subsidiaries of any of their assets having a National Media Material Adverse Effect; or (v) any other action or event that would have required the consent of ValueVision pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement and that, individually or in the aggregate, has had or is reasonably likely to have a National Media Material Adverse Effect.

     SECTION 4.7. Taxes.

     (a) National Media and each of its Subsidiaries have (i) filed all federal, state, local and foreign Tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account all applicable extensions), (ii) paid or accrued all Taxes due and payable, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clauses (i), (ii) or (iii) for any such filings, payments or accruals that are not reasonably likely, individually or in the aggregate, to have a National Media Material Adverse Effect. There are no audits known by National Media to be pending or contemplated with respect to National Media's tax returns. Neither the IRS nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the executive officers of National Media, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a National Media Material Adverse Effect. National Media and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts that are not reasonably likely, individually or in the aggregate, to have a National Media Material Adverse Effect. Neither National Media nor any of its Subsidiaries has made an election under Section 341(f) of the Code, except for any such elections that are not reasonably likely, individually or in the aggregate, to have a National Media Material Adverse Effect. There are no liens for Taxes upon the assets of National Media or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens that are not reasonably likely, individually or in the aggregate, to have a National Media Material Adverse Effect. No extension of a statute of limitations relating to any Taxes is in effect with respect to National Media and its Subsidiaries.

     (b) Neither National Media nor any of its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income tax return (or a group of corporations filing a consolidated, combined or unitary income tax return under comparable provisions of state, local or foreign tax law) for any taxable period beginning on or after April 1, 1991, other than a group the common parent of which was National Media or any Subsidiary of National Media.

     (c) Neither National Media nor any of its Subsidiaries has any obligation under any agreement or arrangement with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. sec. 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for Taxes of any predecessor entity, except for obligations that are not reasonably likely, individually or in the aggregate, to have an National Media Material Adverse Effect.

     (d) Neither National Media nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     SECTION 4.8.  Properties.

     (a) Neither National Media nor any of its Subsidiaries is in default under any of their respective leases for real property, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a National Media Material Adverse Effect.

     (b) Neither National Media nor any of its Subsidiaries owns any real property.

     SECTION 4.9. Intellectual Property. Other than as set forth on the National Media Disclosure Schedule, each of National Media and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, service marks, copyrights, and any applications for such trademarks, trade names, service marks and copyrights, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of each of National Media and its Subsidiaries as currently conducted, subject to such exceptions that would not be reasonably likely to have a National Media Material Adverse Effect. Other than as set forth on the National Media Disclosure Schedule, neither National Media nor any of its Subsidiaries has any knowledge of any assertion or claim challenging the validity of any of such intellectual property, except such assertions or claims that, individually or in the aggregate, are not reasonably likely to have a National Media Material Adverse Effect.

     SECTION 4.10. Agreements, Contracts and Commitments. Neither National Media nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any material agreement, contract or commitment filed or required to be filed as an exhibit to the National Media SEC Reports ("National Media Material Contracts") in such a manner as, individually or in the aggregate, is reasonably likely to have a National Media Material Adverse Effect. Each National Media Material Contract that has not expired by its terms is in full force and effect.

     SECTION 4.11. Litigation. Except as described in the National Media SEC Reports filed prior to the date hereof or as set forth on the National Media Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against National Media or any of its Subsidiaries pending or as to which National Media or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a National Media Material Adverse Effect or a material adverse effect on the ability of National Media to consummate the transactions contemplated by this Agreement.

     SECTION 4.12. Environmental Matters. To the knowledge of National Media and its Subsidiaries, except as disclosed in the National Media SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a National Media Material Adverse Effect: (i) National Media and its Subsidiaries are in material compliance with all applicable Environmental Laws; (ii) the properties currently owned or operated by National Media and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by National Media or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by National Media or any of its Subsidiaries; (iv) neither National Media nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither National Media nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance;
(vi) neither National Media nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that National Media or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither National Media nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving National Media or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of National Media pursuant to any Environmental Law.

     SECTION 4.13.  Employee Benefit Plans.

     (a) National Media has listed on the National Media Disclosure Schedule all Employee Benefit Plans, as defined in Section 3.13(a) of this Agreement, and all Benefit Arrangements, as defined in Section 3.13(a) of this Agreement, (i) which are maintained, contributed to or required to be contributed to by National Media or any entity that, together with National Media as of the relevant measuring date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code ("National Media ERISA Affiliate") or under which National Media or any National Media ERISA Affiliate may incur any liability, and (ii) which cover the employees, former employees, directors or former directors of National Media or any National Media ERISA Affiliate ("National Media Employee Plans").

     (b) A true and complete copy of each written National Media Employee Plan that covers employees or former employees of National Media or any Subsidiary of National Media, including each amendment thereto and any trust agreement, insurance contract, collective bargaining agreement, or other funding or investment arrangements for the benefits under such National Media Employee Plan, has been delivered to ValueVision. In addition, with respect to each such National Media Employee Plan to the extent applicable, National Media has delivered to ValueVision the most recently filed Federal Forms 5500 (solely with respect to the National Media 401(k) Plan), the most recent summary plan description (including any summaries of material modifications), the most recent IRS determination letter, if applicable, the most recent actuarial report or valuation, if applicable, and all material employee communications with respect to each such National Media Employee Plan.

     (c) Except as set forth on the National Media Disclosure Schedule:

          (i) Neither National Media nor any National Media ERISA Affiliate sponsors, maintains, contributes to, or has any obligation to contribute to any Employee Benefit Plan regulated under Title IV of ERISA, other than a "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA, ("Pension Plan"); with respect to any Pension Plan previously sponsored, maintained or contributed to by National Media or any National Media ERISA Affiliate or with respect to which National Media or any National Media ERISA Affiliate previously incurred an obligation to contribute:

             (A) As of the last day of the last plan year of each such Pension Plan and as of the Closing Date, the "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero.

             (B) No such Pension Plan has been terminated so as to subject, directly or indirectly, National Media or any National Media ERISA Affiliate to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

             (C) No proceeding has been initiated by any person, including the Pension Benefit Guaranty Corporation ("PBGC"), to terminate any such Pension Plan;

             (D) No liability to the PBGC exists or is reasonably expected to be incurred with respect to any such Pension Plan that could subject, directly or indirectly, National Media or any National

        Media ERISA Affiliate to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person;

             (E) No "reportable event," as defined in Section 4043 of ERISA (to the extent the reporting of such event to the PBGC has not been waived) has occurred and is continuing with respect to any such Pension Plan;

             (F) No such Pension Plan which is subject to Section 302 of ERISA or Section 412 of the Code has incurred an "accumulated funding deficiency," within the meaning of Section 302 of ERISA and 412 of the Code, whether or not such deficiency has been waived;

             (G) Neither National Media nor any National Media ERISA Affiliate has, at any time, (i) ceased operations at a facility so as to become subject to the provisions of Section 4068(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of
        Section 4063 of ERISA, or (iii) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which National Media or any National Media ERISA Affiliate made contributions during the five years prior to the Closing Date.

          (ii) neither National Media nor any National Media ERISA Affiliate sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any "multiemployer plan," as defined in Sections 3(37) and 4001(a)(3) of ERISA;

          (iii) neither National Media nor any National Media ERISA Affiliate sponsors or has previously sponsored, maintained, contributed to or incurred an obligation to contribute to any Employee Benefit Plan that provides or will provide benefits described in Section 3(1) of ERISA to any former employee or retiree of National Media or any National Media ERISA Affiliate, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code;

          (iv) all National Media Employee Plans that cover or have covered employees or former employees of National Media have been maintained and operated, and currently are, in compliance in all material respects with their terms, the requirements prescribed by any and all applicable laws (including ERISA and the Code), orders, or governmental rules and regulations in effect with respect thereto, and National Media and the National Media ERISA Affiliates have performed all material obligations required to be performed by them under, are not in any material respect in default under or in violation of, and have no knowledge of any default or violation by any other party to, any of the National Media Employee Plans;

          (v) each National Media Employee Plan that covers or has covered employees or former employees of National Media and is intended to qualify under Section 401(a) of the Code and each trust established pursuant to each such National Media Employee Plan that is intended to qualify under
     Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, a copy of which has been delivered to ValueVision, and, to National Media's knowledge, nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of such National Media Employee Plan;

          (vi) National Media and the National Media ERISA Affiliates have made full and timely payment of all amounts required to be contributed under the terms of each National Media Employee Plan and applicable law or required to be paid as expenses under such National Media Employee Plan; and

          (vii) other than claims for benefits in the ordinary course, there is no claim, suit, action, dispute, arbitration or legal, administrative or other proceeding or governmental investigation or audit pending, or, to the knowledge of National Media, threatened, alleging any breach of the terms of any National Media Employee Plan or of any fiduciary duty thereunder or violation of any applicable law with respect to any such National Media Employee Plan.

     (d) With respect to the National Media Employee Plans, individually and in the aggregate, no event has occurred, and to the knowledge of National Media, there exists no condition or set of circumstances in connection with which National Media could be subject to any liability that is reasonably likely to have a National Media Material Adverse Effect under ERISA, the Code or any other applicable law.

     (e) Except as disclosed in the National Media SEC Reports filed prior to the date of this Agreement or on the National Media Disclosure Schedule, and except as provided for in this Agreement, neither National Media nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of National Media or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving National Media of the nature contemplated by this Agreement, (ii) agreement with any officer of National Media providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. None of the execution or delivery of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereunder or thereunder will trigger any "change in control" or similar provisions resulting in an acceleration of benefits or compensation thereunder with respect to any agreements with any officer or other key employee of National Media or any of its Subsidiaries except for such applicable agreements as set forth on the National Media Disclosure Schedule (the "National Media Parachute Agreements"). Except as set forth on the National Media Disclosure Schedule, the aggregate amounts payable under the National Media Parachute Agreements as a result of the transactions contemplated by this Agreement and each of the Transaction Documents will not exceed $600,000.

     SECTION 4.14. Compliance With Laws. Except as disclosed on the National Media Disclosure Schedule, each of National Media and its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a National Media Material Adverse Effect.

     SECTION 4.15.  Accounting and Tax Matters.

     (a) To the knowledge of National Media and its Subsidiaries, after consulting with its independent auditors, neither National Media nor any of its Affiliates (as defined in Section 5.12) has taken or agreed to take any action which would prevent the Mergers from constituting transactions qualifying as transfers under Section 351 of the Code.

     (b) To the knowledge of National Media and its Subsidiaries, the stockholders of National Media have no present plan, intention or arrangement to sell or otherwise dispose of any of the Parent Common Stock received in the National Media Merger that would cause the Mergers to fail to qualify as transfers under Section 351 of the Code.

     (c) None of National Media's non-United States Subsidiaries have, excluding the effects of any guarantees made by any such Subsidiaries with respect to the Demand Note, any "applicable earnings" for purposes of Section 956 of the Code as of the end of each such Subsidiary's tax year ending on or after the date hereof.

     SECTION 4.16.  Registration Statement; Joint Proxy
Statement/Prospectus. The information to be supplied by National Media or its Subsidiaries or about National Media or its Subsidiaries by National Media's agents for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information to be supplied by National Media or its Subsidiaries or about National Media or its Subsidiaries by National Media's agents for inclusion in the Joint Proxy Statement/Prospectus shall not, on the date the Joint Proxy Statement/Prospectus is first mailed to stockholders of National Media or ValueVision, at the time of the National Media Stockholders' Meeting and the ValueVision Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement/Prospectus not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the National Media Stockholders' Meeting or the ValueVision Stockholders' Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to National Media or any of its Affiliates, officers or directors should be discovered by National Media which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement/Prospectus, National Media shall promptly inform ValueVision.

     SECTION 4.17. Labor Matters. Except as disclosed in the National Media SEC Reports filed prior to the date hereof, neither National Media nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor, as of the date hereof, is National Media or any of its Subsidiaries the subject of any material proceeding asserting that National Media or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the executive officers of National Media, threatened, any material labor strike, dispute, walkout, work stoppage, slow-down or lockout involving National Media or any of its Subsidiaries.

     SECTION 4.18. Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by National Media or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of National Media and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a National Media Material Adverse Effect.

     SECTION 4.19. Opinion of Financial Advisor. The financial advisor of National Media, Lehman Brothers, Inc., has delivered to National Media an opinion dated the date of this Agreement to the effect that the National Media Exchange Ratio is fair to the holders of National Media Common Stock from a financial point of view.

     SECTION 4.20. No Existing Discussions. As of the date hereof, neither National Media nor any of its Affiliates is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

     SECTION 4.21. Section 203 of the DGCL and Sections 2538, 2555, and 2564 of the Pennsylvania Business Corporation Law Not Applicable. The Board of Directors of National Media has taken all actions necessary under the DGCL and the Pennsylvania Business Corporation Law ("PBCL"), including approving the transactions contemplated by this Agreement and each of the Transaction Documents to which it is a party, to ensure that Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203 of the DGCL) and Sections 2538, 2555 and 2564 of the PBCL applicable to a "business combination," "control share acquisitions and transaction with "interested shareholders," do not, and will not, apply to the transactions contemplated hereunder and thereunder. No other "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation is applicable to National Media or (by reason of National Media's participation therein) the National Media Merger or the other transactions contemplated by this Agreement or the other Transaction Documents to which it is a party.

     SECTION 4.22. National Media Rights Plan. Under the terms of the National Media Rights Plan, the transactions contemplated by this Agreement will not cause a Distribution Date to occur or cause the rights issued pursuant to the National Media Rights Plan to become exercisable and all such rights shall become non-exercisable at the Effective Time.

                                   ARTICLE V.

                                   COVENANTS

     SECTION 5.1. Conduct of Business. Except as set forth on Section 5.1 of the ValueVision Disclosure Schedule or the National Media Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, ValueVision and National Media each agrees as to itself and its respective Subsidiaries (except to the extent that the other party shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Except as expressly contemplated by this Agreement (including the Exhibits attached hereto) or as set forth on Section
5.1 of the ValueVision Disclosure Schedule or the National Media Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, ValueVision and National Media each shall not (and shall not permit any of its respective Subsidiaries to), without the written consent of the other party:

          (a) Accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock plan of such party or authorize cash payments in exchange for any options granted under any of such plans, except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

          (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock, except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the grant of options consistent with past practices to employees, officers, directors or consultants, but in no event grant more than the total number of authorized options available under such party's stock option plans and (ii) the issuance of shares of ValueVision Common Stock or National Media Common Stock, as the case may be, pursuant to the exercise of options, warrants or the National Media Convertible Preferred Stock outstanding on the date of this Agreement;

          (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business), except for any such acquisitions involving aggregate consideration of not more than $1,000,000;

          (e) Sell, lease, license or otherwise dispose of any of its material properties or assets, except for transactions in the ordinary course of business; provided, however, that in no event shall either party enter into any agreement, option or other arrangements (including without limitation any joint venture) involving the licensing of such party's name or system in any foreign country, except for transactions in the ordinary course of business;

          (f) (i) Increase or agree to increase the compensation payable or to become payable to its directors, officers, employees or consultants, except for increases in salary or wages of employees (other than officers) in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any consultants, employees, officers or directors (iii) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), or (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers, employees or consultants;

          (g) Amend or propose to amend its Certificate of Incorporation or Articles of Incorporation, as the case may be, or Bylaws;

          (h) Incur any indebtedness for borrowed money other than in the ordinary course of business;

          (i) Take any action that would or is reasonably likely to result in a material breach of any provision of this Agreement or any of the Transaction Documents to which it is a party or in any of its representations and warranties set forth in this Agreement or any of the Transaction Documents to which it is a party being untrue on and as of the Closing Date;

          (j) Make or rescind any material express or deemed election relating to Taxes, settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or change any of its methods of reporting income or deductions for federal income Tax purposes from those employed in the preparation of its federal income tax return for the taxable year ending January 31, 1997 with respect to ValueVision and March 31, 1997 with respect to National Media, except as may be required by applicable law;

          (k) Settle any stockholder litigation relating to the transactions contemplated hereby; or

          (l) Take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (k) above.

     SECTION 5.2. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of ValueVision and National Media shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with the SEC or with any Governmental Entity in connection with this Agreement, the Mergers and the transactions contemplated hereby and thereby. Each of ValueVision and National Media shall notify the other of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of ValueVision or National Media under this Agreement to be breached or that renders or will render untrue any representation or warranty of ValueVision or National Media contained in this Agreement. Each of ValueVision and National Media also shall notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by ValueVision or National Media. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein. Notwithstanding anything to the contrary in this Agreement, (i) neither ValueVision nor any of its Subsidiaries nor National Media nor any of its Subsidiaries shall be obligated to sell or otherwise transfer any of its broadcast assets to obtain the FCC Consent Application (as defined in Section 5.8(a)) and (ii) if any of National Media's Directors (as defined in Section 5.19(a)) are not approved of by the FCC, then National Media shall as expeditiously as possible upon notice of such nonapproval replace any such director with another National Media Director until all of National Media's Directors have been approved of by the FCC.

     SECTION 5.3. No Solicitation.

     (a) ValueVision and National Media each shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"),
(ii) engage in negotiations or discussions with any third party concerning, or provide any nonpublic information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent ValueVision or National Media, or their respective Board of Directors, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written Acquisition Proposal to the stockholders of such party, if and only to the extent that (1) the Board of Directors of such party believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Mergers and the long-term prospects of ValueVision and National Media as a combined company, would, if consummated, result in a transaction more favorable to the stockholders of such party over the long term than the transaction contemplated by this Agreement and the Board of Directors of such party determines in good faith after consultation with outside legal counsel that such action is required for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality and standstill agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement dated August 19, 1997 between National Media and ValueVision (the "Confidentiality Agreement"); or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Each of ValueVision and National Media agrees not to release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless its Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law.

     (b) ValueVision and National Media shall each notify the other party immediately after receipt by ValueVision or National Media (or their advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party hereto informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

     SECTION 5.4. Joint Proxy Statement/Prospectus; Registration Statement.

     (a) As promptly as practicable after the execution of this Agreement, ValueVision and National Media shall prepare and file with the SEC the Joint Proxy Statement/Prospectus and will cause Parent to prepare and file with the SEC the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus. ValueVision and National Media shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practical. The Joint Proxy Statement/ Prospectus shall include the recommendation of the Board of Directors of ValueVision in favor of this Agreement and the ValueVision Merger and the recommendation of the Board of Directors of National Media in favor of this Agreement and the National Media Merger; provided that the Board of Directors of either party may modify or withdraw such recommendation if such Board of Directors believes in good faith after consultation with outside legal counsel that the modification or withdrawal of such recommendation is necessary for such Board of Directors to comply with its fiduciary duties under applicable law.

     (b) ValueVision and National Media shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     (c) ValueVision and National Media shall use their best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement.

     SECTION 5.5. Nasdaq Quotation and NYSE Listing. ValueVision agrees to use its reasonable best efforts to continue the quotation of ValueVision Common Stock on Nasdaq during the term of this Agreement and National Media agrees to use its reasonable best efforts to continue the quotation and listing of National Media Common Stock on the New York Stock Exchange (the "NYSE") during the term of this Agreement.

     SECTION 5.6. Access to Information. Upon reasonable notice, ValueVision and National Media shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, each of ValueVision and National Media shall, and shall cause each of their respective Subsidiaries to, furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section
5.6 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     SECTION 5.7. Stockholders Meetings. ValueVision and National Media each shall call a meeting of its respective stockholders to be held as promptly as practicable for the purpose of voting, in the case of ValueVision, upon this Agreement and the ValueVision Merger and, in the case of National Media, upon this Agreement and the National Media Merger. Subject to Sections 5.3 and 5.4, ValueVision and National Media shall, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof. Unless otherwise required to comply with the applicable fiduciary duties of the respective directors of ValueVision and National Media, as determined by such directors in good faith after consultation with outside legal counsel, each party shall use all reasonable efforts to solicit from stockholders of such party proxies in favor of such matters.

     SECTION 5.8. Legal Conditions to Merger.

     (a) ValueVision and National Media shall each use all reasonable efforts to
(i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable,
(ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by ValueVision or National Media or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Mergers, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Mergers required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws,
(B) the HSR Act and any related governmental request thereunder, (C) the Communications Act (including the filing of one or more requisite applications with the FCC requesting its written consent to the transactions contemplated hereby (the "FCC Consent Application"), and (D) any other applicable law. ValueVision and National Media shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith.

     (b) ValueVision and National Media agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective best efforts to obtain any government clearances required for Closing

(including through compliance with the HSR Act and any applicable foreign government reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Mergers or any other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act, the Communications Act or any other federal, state or foreign antitrust or fair trade law. ValueVision and National Media shall cooperate and work together in any proceedings or negotiations with any Governmental Entity relating to any of the foregoing. Notwithstanding anything to the contrary in this Section 5.8, neither ValueVision nor National Media, nor any of their respective Subsidiaries, shall be required to take any action that would reasonably be expected to substantially impair the overall benefits expected, as of the date hereof, to be realized from the consummation of the Mergers.

     (c) Each of ValueVision and National Media shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any third party consents related to or required in connection with the Mergers.

     (d) National Media shall duly comply with all of its obligations under, and shall diligently prosecute all of its rights under, the Redemption Agreement.

     SECTION 5.9. Public Disclosure. ValueVision and National Media shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation.

     SECTION 5.10. Tax-Free Reorganization and Transfer. ValueVision and National Media shall each use all reasonable efforts to cause the ValueVision Merger to be treated as a reorganization within the meaning of Section 368 of the Code and the Mergers to be treated as transfers within the meaning of
Section 351 of the Code.

     SECTION 5.11. Affiliate Agreements. Upon the execution of this Agreement, ValueVision and National Media will provide each other with a list of those persons who are, in ValueVision's or National Media's respective reasonable judgment, "affiliates" of ValueVision or National Media, as the case may be, within the meaning of Rule 145 (each such person who is an "affiliate" of ValueVision or National Media within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). ValueVision and National Media shall provide each other such information and documents as the other party shall reasonably request for purposes of reviewing such list and shall notify the other party in writing regarding any change in the identity of its Affiliates prior to the Closing Date. ValueVision and National Media shall each use all reasonable efforts to deliver or cause to be delivered to each other by January 30, 1998 (and in any case prior to the Effective Time) from each of its Affiliates, an executed Affiliate Agreement, substantially similar to the form attached hereto as Exhibit F, by which each Affiliate of ValueVision and each Affiliate of National Media agrees to comply with the applicable requirements of Rule 145 and for the ValueVision Merger to qualify as a tax-free reorganization within the meaning of Section 368 and the Mergers to qualify as transfers within the meaning of Section 351 of the Code (an "Affiliate Agreement"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of ValueVision or National Media pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, when such shares of Parent Common Stock are generally transferable without any restrictions imposed by Rule 145, upon the request of any stockholder that is not then an Affiliate of Parent).

     SECTION 5.12. National Listing or Nasdaq Quotation. ValueVision and National Media shall cause Parent to promptly prepare and submit an application to the NYSE, if Parent is eligible for such listing, or, if not so eligible, to another national securities exchange or market to list or quote the shares of Parent Common Stock to be issued in the Mergers and upon exercise or conversion of ValueVision Stock Options, the ValueVision Warrants, the National Media Stock Options and the National Media Warrants, and shall use all reasonable efforts to cause such shares to be approved for listing or quotation on the NYSE or such other exchange or market, as the case may be, prior to the Effective Time, subject to official notice of issuance.

     SECTION 5.13. Stock Plans.

     (a) At the Effective Time, each outstanding ValueVision Stock Option under the ValueVision Stock Plans and each outstanding National Media Stock Option under the National Media Stock Plans, in each case whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such ValueVision Stock Option or National Media Stock Option, as the case may be the same number of shares of Parent Common Stock as the holder of such ValueVision Stock Option or National Media Stock Option, as the case may be, would have been entitled to receive pursuant to the ValueVision Merger or the National Media Merger, respectively, had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of ValueVision Common Stock or National Media Common Stock, as the case may be, purchasable pursuant to such ValueVision Stock Option or such National Media Stock Option immediately prior to the Effective Time divided by
(z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such ValueVision Stock Option or National Media Stock Option, as the case may be, in accordance with the foregoing.

     (b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in the ValueVision Stock Plans and the National Media Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to ValueVision Stock Plans or National Media Stock Plans, as the case may be, shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.13 after giving effect to the Mergers).

     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under ValueVision Stock Plans and National Media Stock Plans assumed in accordance with this Section 5.13. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

     (d) The Board of Directors of each of ValueVision and National Media shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the ValueVision Stock Plans and the instruments evidencing the ValueVision Stock Options, or the National Media Stock Plans and the instruments evidencing the National Media Stock Options, as the case may be, to provide for the conversion of the ValueVision Stock Options and the National Media Stock Options into options to acquire Parent Common Stock in accordance with this Section 5.13, and that no consent of the holders of the ValueVision Stock Options or National Media Stock Options is required in connection with such conversion.

     (e) The Board of Directors of each of ValueVision and National Media shall, prior to or as of the Effective Time, take appropriate action to approve the deemed disposition of the ValueVision Stock Options or National Media Stock Options, as the case may be, for purposes of excepting such disposition under Rule 16b-3(e) promulgated under the Exchange Act. The Board of Directors of Parent shall, prior to or as of the Effective Time, take appropriate action to approve the deemed grant of options to purchase Parent Common Stock under the ValueVision Stock Options and the National Media Stock Options (as converted pursuant to this Section 5.13) for purposes of excepting such grant under Rule 16b-3(d) promulgated under the Exchange Act.

     (f) At the Effective Time, the Parent shall adopt the stock plan (the "Parent Stock Plan") substantially in the form attached hereto as Exhibit O.

     SECTION 5.14. Brokers or Finders. Each of National Media and ValueVision represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Bear Stearns & Co. Incorporated, whose fees and expenses will be paid by ValueVision in accordance with ValueVision's agreement with such firm (a copy of which has been delivered by ValueVision to National Media prior to the date of this Agreement), and Lehman Brothers, Inc., whose fees and expenses will be paid by National Media in accordance with National Media's agreement with such firm (a copy of which has been delivered by National Media prior to the date of this Agreement); provided, however, that if the Mergers are consummated, such fees shall be paid by ValueVision in accordance with Section 7.3 hereof. Each of National Media and ValueVision agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

     SECTION 5.15. Indemnification.

     (a) From and after the Effective Time, Parent agrees that it will, and will cause the Surviving Corporations to, indemnify and hold harmless each present and former director and officer of ValueVision and National Media (the "Indemnified Parties"), against any costs or expenses (including attorneys'
fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that ValueVision or National Media, as the case may be, would have been permitted under Minnesota law and Delaware law, as the case may be, and its articles or certificate of incorporation, as the case may be, or bylaws in effect on the date hereof to indemnify such Indemnified Party (and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification).

     (b) For a period of six years after the Effective Time, Parent shall maintain or shall cause the Surviving Corporations to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by ValueVision's or National Media's directors' and officers' liability insurance policy (copies of which have been heretofore delivered by ValueVision and National Media to each other) with coverage in amount and scope at least as favorable as ValueVision's or National Media's existing coverage; provided that in no event shall Parent or the Surviving Corporations be required to expend in excess of 200% of the annual premium currently paid by ValueVision or National Media, as the case may be, for such coverage (in either case, the "Current Premium"); and if such premium would at any time exceed 200% of the Current Premium, then the Surviving Corporations shall maintain insurance policies which provide the maximum and best coverage available at an annual premium equal to 200% of the Current Premium.

     (c) The provisions of this Section 5.15 are intended to be in addition to the rights otherwise available to the current officers and directors of ValueVision and National Media by law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     SECTION 5.16. Letter of National Media's Accountants. National Media shall use all reasonable efforts to cause to be delivered to ValueVision and National Media a letter of Ernst & Young LLP, National Media's independent accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to ValueVision, in form reasonably satisfactory to ValueVision and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 5.17. Letter of ValueVision's Accountants. ValueVision shall use all reasonable efforts to cause to be delivered to National Media and ValueVision a letter of Arthur Andersen LLP, ValueVision's independent accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to National Media, in form reasonably satisfactory to National Media and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     SECTION 5.18. Stock Option Agreements. National Media and ValueVision each agree to fully perform their respective obligations under the Stock Option Agreements.

     SECTION 5.19. Post-Merger Parent Corporate Governance.

     (a) At the Effective Time, the total number of persons serving on the Board of Directors of Parent shall be ten (unless otherwise agreed in writing by ValueVision and National Media prior to the Effective Time), five of whom shall be ValueVision Directors, five of whom shall be National Media Directors (as such terms are defined below), all of which ValueVision Directors and National Media Directors shall be spread as evenly as possible among Parent's three classes of Directors; provided, however, that if the Board of Directors shall have elected a Chief Executive Officer to succeed the interim Chief Executive Officer identified in Section 5.19(b)(i) below prior to the Effective Time and such officer takes office prior to such date, then the Board of Directors of Parent shall be expanded to 11 members and such officer shall be appointed to the Board of Directors to fill the vacancy created by such expansion of the Board. The persons to serve initially on the Board of Directors of Parent at the Effective Time who are ValueVision Directors shall be selected solely by and at the absolute discretion of the Board of Directors of ValueVision prior to the Effective Time; and, subject to the second following sentence, the persons to serve initially on the Board of Directors of Parent at the Effective Time who are National Media Directors shall be selected solely by and at the absolute discretion of the Board of Directors of National Media prior to the Effective Time. In the event that, prior to the Effective Time, any person so selected to serve on the Board of Directors of Parent after the Effective Time is unable or unwilling to serve in such position, the Board of Directors which selected such person shall designate another of its members to serve in such person's stead in accordance with the provisions of the immediately preceding sentence. To the extent any holder of National Media's or Parent's Series B Convertible Preferred Stock is entitled to designate any director to the Board of Directors of Parent, such director shall be deemed to be a National Media Director. The term "ValueVision Director" means any person serving as a Director of ValueVision or any of its Subsidiaries on the date hereof who becomes a Director of Parent at the Effective Time and any successor director appointed or elected pursuant to
Article III, Section 1 of the Bylaws of Parent; and the term "National Media Director" means any person serving as a Director of National Media or any of its Subsidiaries on the date hereof who becomes a Director of Parent at the Effective Time and any successor director appointed or elected pursuant to
Article III, Section 1 of the Bylaws of Parent.

     (b) Subject to Section 8.5, at the Effective Time, (i) Robert L. Johander, the current Chief Executive Officer of ValueVision, shall hold the position of interim Chief Executive Officer and Co-Chairman of the Board of Parent, (ii) Frederick S. Hammer, a current director of National Media, shall hold the position of Co-Chairman of the Board of Parent, (iii) Nicholas M. Jaksich, the current President and Chief Operating Officer of ValueVision, shall hold the position of President and Chief Operating Officer of Parent and (iv) Stuart R. Romenesko, the current Chief Financial Officer of ValueVision, shall hold the position of Chief Financial Officer of Parent. If any of the persons identified in the preceding sentence is unable or unwilling to hold such offices as set forth above, his successor shall be selected by the Board of Directors of Parent in accordance with the Bylaws of Parent.

     (c) Subject to Section 8.5, at the Effective Time and continuing until the third anniversary of the Effective Time, Parent shall have an Executive Committee which shall always be comprised of three ValueVision Directors (who initially shall be Marshall S. Geller, Nicholas M. Jaksich and Robert L. Johander) and two National Media Directors (who initially shall be Frederick S. Hammer and Robert N. Verratti). Until the third anniversary of the Effective Time, the Executive Committee shall have responsibility for recommending to the full Board of Directors a successor Chief Executive Officer (and any successor thereto) to the interim Chief Executive Officer of the Parent, which search for such successor Chief Executive

Officer shall commence as promptly as reasonably practicable, and shall have, to the fullest extent permitted by Delaware law, all of the powers, duties and responsibilities (including, without limitation, those relating to any and all issues relating to the FCC and any assets subject to its regulation) of the entire Board of Directors of Parent (except with respect to those actions that require a Supermajority Vote as set forth and defined in the Bylaws of Parent).

     (d) Subject to Section 8.5, at the Effective Time and continuing until the third anniversary of the Effective Time, Parent shall have a Compensation Committee which shall always be comprised of two ValueVision Directors and one National Media Director, each of whom shall meet the requirements of independence as established by the exchange or market on which Parent's stock is then traded or quoted. Until the third anniversary of the Effective Time, the Compensation Committee shall have responsibility for (i) reviewing the compensation and employee benefit policies of Parent, (ii) recommending to the Executive Committee base salary amounts and incentive awards for all elected officers of Parent and setting guidelines for the administration of all salaries, (iii) administering incentive compensation and awarding stock options to employees under any Parent stock option or compensation plan and amending or modifying any provisions of such stock option or compensation plan that may be amended or modified without stockholder approval and (iv) supervising all administrative matters with respect to the foregoing.

     (e) Each of ValueVision and National Media shall take such action as shall reasonably be deemed by either thereof to be advisable to give effect to the provisions set forth in this Section 5.19, including without limitation incorporating such provisions in the Bylaws of Parent in effect at the Effective Time.

     SECTION 5.20. Name of Parent. Prior to the Effective Time, ValueVision and National Media shall use reasonable efforts to decide on a new corporate name for Parent.

     SECTION 5.21. Parent Stockholder Rights Plan. Prior to the Effective Time, ValueVision and National Media shall cause Parent to adopt a Stockholder Rights Plan (the "Parent Rights Plan") that is substantially in the form of the Stockholders Rights Agreement attached hereto as Exhibit P.

     SECTION 5.22. The Warrants. At the Effective Time, each Warrant shall thereafter solely represent the right to acquire, on the same terms and conditions as are currently applicable under the Warrants, the same number of shares of Parent Common Stock as a holder of the Warrants would have been entitled to receive pursuant to the ValueVision Merger or the National Media Merger, as the case may be, had such holder exercised the Warrants in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at the price per share (rounded downward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of ValueVision Common Stock or the National Media Common Stock, as the case may be, purchasable pursuant to the Warrants immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to the Warrants in accordance with the foregoing. At the Effective Time, Parent shall agree to issue any required shares of Parent Common Stock upon exercise of the Warrants in accordance with the foregoing.

     SECTION 5.23. Conveyance Taxes. ValueVision and National Media shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. ValueVision shall pay, and National Media shall pay, without deduction or withholding from any amount payable to the holders of ValueVision Common Stock or National Media Common Stock, as the case may be, any such taxes or fees imposed by any Governmental Entity (and any penalties and interest with respect to such taxes and fees), which become payable in connection with the transactions contemplated by this Agreement, on behalf of their respective stockholders.

     SECTION 5.24. Stockholder Litigation. Each of ValueVision and National Media shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against ValueVision or National Media, as applicable, and its directors relating to the transactions contemplated hereby.

     SECTION 5.25. Annual Reports for Welfare Benefit Plans. Prior to the Closing Date, National Media shall cause to be filed any Annual Return/Report Federal Form 5500 ("Annual Report") for any National Media Employee Plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA with respect to which: (i) a filing obligation exists under Section 101 of ERISA or Section 6039D of the Code and (ii) no Annual Report has been timely filed. National Media further agrees to cause any such filing to be made and civil penalties paid in accordance with the procedures outlined by the U.S. Department of Labor for the Delinquent Filer Voluntary Compliance Program at 60 Federal Register 20874, dated April 27, 1995.

     SECTION 5.26. Employment Agreements. Except as set forth on the National Media Disclosure Schedule, National Media shall, and shall cause each of its relevant Subsidiaries to, take any and all necessary action to prevent the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder from triggering any "change of control" or similar provisions resulting in an acceleration of benefits or compensation thereunder with respect to any agreements with any officer or other key employee of National Media or any of its Subsidiaries.

     SECTION 5.27. Funding Advance for Redemption Agreement. If all of the conditions to ValueVision's obligations as set forth in Sections 6.1 and 6.2 hereof (other than the second sentence of Section 6.2(e)) have been satisfied, then ValueVision shall concurrently with the Closing, advance to National Media, pursuant to the Series C Note, in immediately available funds, such amounts as are necessary to consummate the transactions contemplated by the Redemption Agreement.

                                  ARTICLE VI.

                              CONDITIONS TO MERGER

     SECTION 6.1. Conditions to Each Party's Obligation to Effect the
Mergers. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction or waiver in writing by each of National Media and ValueVision prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement, the ValueVision Merger and the National Media Merger shall have been approved in the manner required under the MBCA and the DGCL, as the case may be, by the respective holders of the issued and outstanding shares of capital stock of ValueVision and National Media.

          (b) HSR Act. The waiting period applicable to the consummation of the Mergers under the HSR Act shall have expired or been terminated.

          (c) FCC Consents. Subject to the last sentence of Section 5.2, the FCC shall have granted by Final Order the FCC Consent Application, without conditions, qualifications or other restrictions that are likely to have a material adverse effect immediately after the Closing Date on Parent or any of its Subsidiaries, whether imposed by the FCC or any other Governmental Entity. "Final Order" means an order, action or decision of a Governmental Entity that has not been reversed, stayed, or enjoined and as to which the time to appeal, petition for certiorari or seek reargument or rehearing or administrative reconsideration or review has expired and as to which no appeal, reargument, petition for certiorari or rehearing or petition for reconsideration or application for review is pending or as to which any right to appeal, reargue, petition for certiorari or rehearing or reconsideration or review has been waived in writing by each party having such a right or, if any appeal, reargument, petition for certiorari or rehearing or reconsideration or review thereof has been sought, the order or judgment of the court or agency has been affirmed by the highest court (or the administrative entity or body) to which the order was appealed or from which the argument or rehearing or reconsideration or review was sought, or certiorari has been denied, and the time to take any further appeal or to seek certiorari or further reargument or rehearing, or reconsideration or review, has expired.

          (d) Approvals. Other than the filing provided for by Section 1.4, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any

     Governmental Entity the failure of which to file, obtain or occur is reasonably likely to have a ValueVision Material Adverse Effect or a National Media Material Adverse Effect shall have been filed, obtained or occurred.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction or statute, rule, regulation which is in effect and which has the effect of making the Mergers illegal or otherwise prohibiting consummation of the Mergers.

          (g) National Listing or Nasdaq Quotation. The shares of Parent Common Stock to be issued in the Merger and upon exercise or conversion of ValueVision Options, the ValueVision Warrants, the National Media Options, and the National Media Warrants shall have been approved for listing on a national securities exchange or for quotation on The Nasdaq Stock Market, subject to official notice of issuance.

          (h) Consents Under ValueVision Agreements. ValueVision shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those of which, if not obtained, would not, individually or in the aggregate, have
     (i) a ValueVision Material Adverse Effect or (ii) a material adverse effect on the business, properties, financial condition or results of operations of Parent after the Merger (a "Parent Material Adverse Effect").

          (i) Consents Under National Media Agreements. National Media shall have obtained the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby, except those which, if not obtained, would not, individually or in the aggregate, have (i) a National Media Material Adverse Effect or (ii) a Parent Material Adverse Effect.

          (j) Corporate Governance. ValueVision and National Media shall have taken all actions necessary so that (i) not later than the Effective Time, the Certificate of Incorporation and Bylaws of Parent shall have been amended to be substantially in the form of Exhibit C and Exhibit D attached hereto; and (ii) at the Effective Time, the composition of the Board of Directors of Parent and of each Committee of the Board of Directors of Parent shall comply with Section 5.19 hereof (assuming ValueVision has designated the ValueVision Directors and National Media has designated the National Media Directors, in each case as contemplated by Section 5.19(a) hereof) and (iii) not later than the Effective Time, Parent shall have adopted the Parent Rights Plan.

          (k) No Trigger of National Media Rights Plan. No event shall have occurred that has or would result in the triggering of any right or entitlement of stockholders of National Media under the National Media Rights Plan, or will occur as a result of the consummation of the Mergers.

          (l) Dissenters' Rights. Holders of no more than 5% of the issued and outstanding shares of ValueVision Common Stock shall have made the demands and given the notices required under Minnesota law to assert dissenters' appraisal rights.

          (m) Montgomery Ward. The transactions contemplated by the Stipulation between Montgomery Ward & Co., Incorporated and ValueVision regarding the Assumption and Modification of Executory Contracts and Related Agreements (the "Settlement Agreement") shall have been approved by the United States Bankruptcy Court for the District of Delaware (the "Court") on terms substantially similar to those set forth in the Settlement Agreement; provided, that, this condition shall be deemed to be satisfied if National Media does not object to the terms of any approval by the Court within three business days after any such approval becomes final and non-appealable. ValueVision shall have consummated the repurchase of the securities contemplated by the Settlement Agreement.

     SECTION 6.2. Additional Conditions to Obligations of ValueVision. The obligation of ValueVision to effect the ValueVision Merger is subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by ValueVision:

          (a) Representations and Warranties. The representations and warranties of National Media set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a National Media Material Adverse Effect (without regard to any materiality limitations contained in any such representation or warranty), or a material adverse effect upon the consummation of the transactions contemplated hereby; provided, however, that the last three sentences in Section 4.3(b) must be true and correct in all respects; and ValueVision shall have received a certificate signed on behalf of National Media by the chief executive officer and the chief financial officer of National Media to such effect.

          (b) Performance of Obligations of National Media. National Media shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ValueVision shall have received a certificate signed on behalf of National Media by the chief executive officer and the chief financial officer of National Media to such effect.

          (c) Tax Opinion. ValueVision shall have received the opinion of Latham & Watkins, counsel to ValueVision, to the effect that, for Federal income tax purposes, the ValueVision Merger will be treated as a tax-free reorganization within the meaning of Section 368 of the Code and each of the Mergers will be treated as transfers within the meaning of Section 351 of the Code (it being agreed that National Media shall provide reasonable cooperation, including the delivery of such certifications as shall be reasonably requested, to Latham & Watkins to enable it to render such opinion).

          (d) Termination of Telemarketing, Production and Post-Production Agreement. The Telemarketing, Production and Post-Production Agreement dated as of April 13, 1995 by and between National Media and ValueVision, as amended, shall have been terminated and all liabilities, obligations and amounts owed or incurred by ValueVision to National Media thereunder shall have been released and forever discharged.

          (e) Series C Convertible Preferred Stock. Each of the holders of the Series C Convertible Preferred Stock shall have duly executed the Redemption Agreement in the form attached hereto as Exhibit K, which Agreement shall be in full force and effect and no material breach shall have occurred thereunder as of the Closing Date. National Media shall have, as of the Effective Time, redeemed all of the outstanding shares of the Series C Convertible Preferred Stock (and the Series D Convertible Preferred Stock issued in exchange therefore) pursuant to such Redemption Agreement and none of such shares shall remain outstanding as of the Effective Time.

          (f) Transaction Documents. National Media shall have executed each of the Transaction Documents to which it is a party, each of which shall be in full force and effect and legally binding against National Media and no material breach by National Media shall have occurred thereunder as of the Closing Date. Each of National Media's Subsidiaries shall have executed the Subsidiary Guarantee in the form attached hereto as Exhibit Q, which shall be in full force and effect and legally binding against such Subsidiaries.

     SECTION 6.3. Additional Conditions to Obligations of National Media. The obligations of National Media to effect the National Media Merger are subject to the satisfaction of each of the following conditions prior to the Effective Time, any of which may be waived in writing exclusively by National Media:

          (a) Representations and Warranties. The representations and warranties of ValueVision set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement, (ii) inaccuracies which relate to the Settlement Agreement or the failure to consummate the transactions contemplated thereby and (iii) inaccuracies which, individually or in the aggregate, have not had and are not reasonably likely to have a ValueVision Material Adverse Effect (without regard to any materiality limitations contained in any such representation or warranty), or a material adverse effect upon the consummation of the transactions contemplated hereby; and National Media shall have received a certificate signed on behalf of ValueVision by the chief executive officer and the chief financial officer of ValueVision to such effect.

          (b) Performance of Obligations of ValueVision. ValueVision shall have performed in all material respects all material obligations required to be performed by it under this Agreement at or prior to the Closing Date; and National Media shall have received a certificate signed on behalf of ValueVision by the chief executive officer and the chief financial officer of ValueVision to such effect.

          (c) Tax Opinion. National Media shall have received a written opinion from Drinker, Biddle & Reath, LLP, tax counsel to National Media, to the effect that each of the Mergers will be treated for Federal income tax purposes as transfers within the meaning of Section 351 of the Code (it being agreed that ValueVision shall provide reasonable cooperation, including the delivery of such certifications as shall be reasonably requested, to Drinker, Biddle & Reath, LLP to enable it to render such opinion).

          (d) Transaction Documents. ValueVision shall have duly executed each of the Transaction Documents to which it is a party, and the Guaranty attached hereto as Exhibit R (the "VVI Guaranty"), and such Transaction Documents and VVI Guaranty shall be in full force and effect and legally binding against ValueVision and no material breach by ValueVision shall have occurred thereunder as of the Closing Date.

                                  ARTICLE VII.

                           TERMINATION AND AMENDMENT

     SECTION 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Mergers by the stockholders of ValueVision or National Media:

          (a) by mutual written consent of ValueVision and National Media; or

          (b) by either ValueVision or National Media if the Mergers shall not have been consummated by June 1, 1998 (the "Outside Date"); provided, however, that if the Mergers shall have not been consummated by the Outside Date due to the failure of the condition set forth in Section 6.1(c), the Outside Date shall be extended to August 31, 1998; and provided, further, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Mergers to occur on or before such date; or

          (c) by either ValueVision or National Media if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Mergers; or

          (d) (i) by ValueVision, if, at the National Media Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of National Media in favor of the approval and adoption of this Agreement and the National Media Merger shall not have been obtained; or (ii) by National Media if, at the ValueVision Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of ValueVision in favor of the approval and adoption of this Agreement and the ValueVision Merger shall not have been obtained; or

          (e) by ValueVision, if (i) the Board of Directors of National Media shall have withdrawn or modified its recommendation of this Agreement or the National Media Merger; (ii) after the receipt by National Media of an Acquisition Proposal, ValueVision requests in writing that the Board of Directors of National Media reconfirm its recommendation of this Agreement and the National Media Merger to the stockholders of National Media and the Board of Directors of National Media fails to do so within 10 business days after its receipt of ValueVision's request; (iii) the Board of Directors of National Media shall have recommended to the stockholders of National Media an Alternative Transaction (as defined in Section 7.3(e)); (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of National Media Common Stock is commenced (other than by ValueVision or an Affiliate of ValueVision) and the Board of Directors of National Media recommends that the stockholders of National Media tender their shares in such tender or exchange offer; or (v) for any reason National Media fails to call and hold the National Media Stockholders' Meeting by the Outside Date (provided that ValueVision's right to terminate this Agreement under such clause (v) shall not be available if at such time National Media would be entitled to terminate this Agreement under Section 7.1(g)); or

          (f) by National Media, if (i) the Board of Directors of ValueVision shall have withdrawn or modified its recommendation of this Agreement or the ValueVision Merger; (ii) after the receipt by ValueVision of an Acquisition Proposal, National Media requests in writing that the Board of Directors of ValueVision reconfirm its recommendation of this Agreement and the ValueVision Merger to the stockholders of ValueVision and the Board of Directors of ValueVision fails to do so within 10 business days after its receipt of National Media's request; (iii) the Board of Directors of ValueVision shall have recommended to the stockholders of ValueVision an Alternative Transaction; (iv) a tender offer or exchange offer for 20% or more of the outstanding shares of ValueVision Common Stock is commenced (other than by National Media or an Affiliate of National Media) and the Board of Directors of ValueVision recommends that the stockholders of ValueVision tender their shares in such tender or exchange offer; or (v) for any reason ValueVision fails to call and hold the ValueVision Stockholders' Meeting by the Outside Date (provided that National Media's right to terminate this Agreement under such clause (v) shall not be available if at such time ValueVision would be entitled to terminate this Agreement under Section 7.1(g)); or

          (g) by ValueVision or National Media, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by ValueVision) or 6.3(a) or (b) (in the case of termination by National Media) not to be satisfied, and (ii) shall not have been cured within 20 business days following receipt by the breaching party of written notice of such breach from the other party.

     SECTION 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of ValueVision, National Media, Parent or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.15 and 7.3 and except that such termination shall not limit liability for a willful breach of this Agreement; provided that, the provisions of Sections 5.15 and 7.3 of this Agreement, the Stock Option Agreements, the Demand Note, the Series C Note, the Warrant Agreement, the Registration Rights Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

     SECTION 7.3. Fees and Expenses.

     (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, if the Mergers are not consummated; provided, however, that if the Mergers are consummated, ValueVision shall pay for all fees and expenses incurred by National Media in connection with the Mergers and the transactions contemplated hereunder.

     (b) ValueVision shall pay National Media a termination fee of $5.0 million upon the earliest to occur of the following events:

          (i) the termination of this Agreement by National Media pursuant to
     Section 7.1(d)(ii), but only if a proposal for an Alternative Transaction involving ValueVision shall have been publicly announced prior to the ValueVision Stockholders' Meeting and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within eighteen months of such termination; or

          (ii) the termination of this Agreement by National Media pursuant to
     Section 7.1(f), if a proposal for an Alternative Transaction involving ValueVision shall have been made prior to the ValueVision Stockholders' Meeting.

     ValueVision's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of National Media against ValueVision and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by ValueVision. Notwithstanding the foregoing, if and to the extent that National Media has purchased shares of ValueVision Common Stock pursuant to the National Media Stock Option Agreement, the amount payable to National Media under this Section 7.3(b), together with
(i) (x) the amount received by National Media pursuant to ValueVision' repurchase of Shares (as defined in the National Media Stock Option Agreement) pursuant to Section 7 of the National Media Stock Option Agreement, less (y) National Media's purchase price for such Shares, and (ii) (x) the net cash amounts received by National Media pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) National Media's purchase price for such Shares, shall not exceed $7.5 million.

     (c) National Media shall pay ValueVision a termination fee of $5.0 million upon the earliest to occur of the following events:

          (i) the termination of this Agreement by ValueVision pursuant to
     Section 7.1(d)(i), but only if a proposal for an Alternative Transaction involving National Media shall have been publicly announced prior to the National Media Stockholders' Meeting and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within eighteen months of such termination; or

          (ii) the termination of this Agreement by ValueVision pursuant to
     Section 7.1(e), if a proposal for an Alternative Transaction involving National Media shall have been made prior to the National Media Stockholders' Meeting.

     National Media's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of ValueVision against National Media and any of its Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by National Media. Notwithstanding the foregoing, if and to the extent that ValueVision has purchased shares of National Media Common Stock pursuant to the ValueVision Stock Option Agreement, the amount payable to ValueVision under this Section 7.3(c), together with (i)
(x) the amount received by ValueVision pursuant to National Media's repurchase of Shares (as defined in the ValueVision Stock Option Agreement) pursuant to
Section 7 of the ValueVision Stock Option Agreement, less (y) ValueVision' purchase price for such Shares, and (ii) (x) the net cash amounts received by ValueVision pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party, less (y) ValueVision' purchase price for such Shares, shall not exceed $7.5 million.

     (d) The expenses and fees, if applicable, payable pursuant to Section 7.3(b) or 7.3(c) shall be paid concurrently with the first to occur of the events described in Section 7.3(b)(i) or (ii) or 7.3(c)(i) or (ii).

     (e) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than ValueVision or National Media or their respective affiliates (a "Third Party"), acquires more than 20% of the outstanding shares of ValueVision Common Stock or

National Media Common Stock, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving ValueVision or National Media pursuant to which any Third Party acquires more than 20% of the outstanding shares of ValueVision Common Stock or National Media Common Stock, as the case may be, or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of ValueVision or National Media, and the entity surviving any merger or business combination including any of them) of ValueVision or National Media having a fair market value (as determined by the Board of Directors of ValueVision or National Media, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of ValueVision or National Media, as the case may be, and their respective Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     SECTION 7.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Mergers by the stockholders of ValueVision or National Media, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that this Agreement may be amended in writing without obtaining the signatures of ValueVision, National Media or Parent solely for the purpose of adding Merger Sub 1 and Merger Sub 2 as parties to this Agreement.

     SECTION 7.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                 ARTICLE VIII.

                                 MISCELLANEOUS

     SECTION 8.1. Nonsurvival of Representations, Warranties and
Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 1.6, 1.7, 1.8, 2.1, 2.2, 2.3, 2.4, 2.5, 5.10, 5.13, 5.14, 5.15, 5.18, 5.19, 5.22,
5.23, 5.24, 5.25 and 5.26 and this Article VIII, and the agreements of the Affiliates delivered pursuant to Section 5.11. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

     SECTION 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to ValueVision, to

               ValueVision International, Inc.
               6740 Shady Oak Road
               Eden Prairie, Minnesota 55344-3433
               Attention: General Counsel
               Telecopy: (612) 947-0141
               with a copy to

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, CA 90071-2007
               Attention: Michael W. Sturrock, Esq.
               Telecopy: (213) 891-8763

          (b) if to National Media, to
               National Media Corporation
               Eleven Penn Center
               Suite 1100
               1835 Market Street
               Philadelphia, Pennsylvania 19103
               Attention: General Counsel
               Telecopy: (215) 988-4900

               with a copy to:

               Klehr, Harrison, Harvey, Branzburg & Ellers LLP
               1401 Walnut Street
               Philadelphia, Pennsylvania 19102-3163
               Attention: Stephen T. Burdumy, Esq.
               Telecopy (215) 568-6603

     SECTION 8.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 5, 1998.

     SECTION 8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 8.5. Entire Agreement; No Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and (b) except as provided in Section 5.15, are not intended to confer upon any person (including, without limitation, the individuals identified in Section 5.19) other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither ValueVision nor National Media makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     SECTION 8.6. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     SECTION 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 8.8 References to "Stockholders". All references to "stockholder" or "stockholders" in this Agreement shall be deemed to refer to "shareholder" or "shareholders," respectively, with respect to ValueVision.

     IN WITNESS WHEREOF, ValueVision, National Media and Parent have caused this Agreement to be signed by their respective duly authorized officers as of the date first written above.

                                          VALUEVISION INTERNATIONAL, INC.

                                          /s/ ROBERT L. JOHANDER
                                          --------------------------------------
                                          By: Robert L. Johander
                                          Its: Chairman of the Board and
                                            Chief Executive Officer

                                          NATIONAL MEDIA CORPORATION

                                          /s/ ROBERT N. VERRATTI
                                          --------------------------------------
                                          By: Robert N. Verratti
                                          Its: President and Chief Executive
                                               Officer

                                          V-L HOLDINGS CORP.

                                          /s/ ROBERT L. JOHANDER
                                          --------------------------------------
                                          By: Robert L. Johander
                                          Its: Chief Executive Officer